                                                                     EXHIBIT 2.1



                         AGREEMENT OF PURCHASE AND SALE

                            OF THE CAPITAL STOCK OF

                              KRASNER GROUP, INC.,
                             A Delaware corporation



                                       BY


                       THE L. L. KNICKERBOCKER CO., INC.,
                           A California corporation,

                                   as BUYER;



                             DATED:  June 18, 1996

                                    CONTENTS

RECITALS.............................................................  1

 1.  SUBJECT MATTER OF AND CONSIDERATION FOR SALE....................  2
     1.1    Transfer of the Company Shares...........................  2
     1.2    Consideration for the Company Shares.....................  2
            1.2.1   Definitions......................................  3
            1.2.2   Payments to Common Shareholders..................  4
            1.2.3   Payments to Preferred Shareholders...............  5

 2.  Supplemental Payment and Non-Competition Agreement..............  5
     2.1    Supplemental Payment.....................................  5
     2.2    Schedule of Supplemental Payment.........................  5
     2.3    Non-Competition Agreement................................  5

 3.  CLOSING AND CLOSING DATE........................................  6

 4.  SELLERS REPRESENTATIONS AND WARRANTIES..........................  6
     4.1    Joint and Several Representations and Warranties.........  6
            4.1.1  Validity of Agreement, etc........................  6
            4.1.2  Ownership of the Company Shares...................  7
            4.1.3  Corporate Organization............................  8
            4.1.4  Capitalization of the Company.....................  8
            4.1.5  Subsidiaries and  Affiliates......................  8
     4.2    Krasner's Representations and Warranties.................  9
            4.2.1  Financial Condition Of the Company................  9
            4.2.2  Taxes.............................................  10
            4.2.3  Machinery, Equipment and Furniture................  11
            4.2.4  Accounts Receivable...............................  12
            4.2.5  Inventory.........................................  12
            4.2.6  Absence of Certain Changes........................  13
            4.2.7  Title to Properties; Encumbrances.................  16
            4.2.8  Patents, Trademarks, Trade Names, Etc.............  17
            4.2.9  Leases............................................  18
            4.2.10 Bank Accounts.....................................  18
            4.2.11 Liens on Assets...................................  18
            4.2.12 Customers And Suppliers...........................  19
            4.2.13 Contracts and Agreements..........................  19
            4.2.14 Fringe Benefit Plans..............................  22
            4.2.15 Insurance Coverage................................  23
            4.2.16 Losses on Contracts and Agreements................  24
            4.2.17 Compliance with Law...............................  25
            4.2.18 Undisclosed Liabilities...........................  28
            4.2.19 Liability as Guarantor; Powers of Attorney........  28



                                      (i)

     4.2.20 Corporate Records........................................ 28
     4.2.21 Material Misstatements or Omissions...................... 29
     4.2.22 Brokerage and Finder's Fees.............................. 29
     4.2.23 Litigation............................................... 29
     4.2.24 Labor Disputes........................................... 30
     4.2.25 Insider Interests........................................ 32
     4.2.26 Products Liability....................................... 32
     4.2.27 Permits and Other Operating Rights....................... 32
     4.2.28 Joint Ventures........................................... 33
     4.2.29 Assets of Business....................................... 33
     4.2.30 Burdensome Restrictions.................................. 33
     4.2.31 Business Generally....................................... 33
     4.2.32 Books of Account and Reports; Internal Controls.......... 33
     4.2.33 Downward Price Adjustment................................ 34
     4.2.34 Foreign Transactions..................................... 34
     4.2.35 Other Business Activity.................................. 34

 5.  SELLERS' COVENANTS AND AGREEMENTS............................... 34
     5.1    Pending the Closing...................................... 35
            5.1.1.  Regular Course of Business....................... 35
            5.1.2   Amendments....................................... 35
            5.1.3   Capital Changes; Dividends; Redemptions.......... 35
            5.1.4   Subsidiaries..................................... 36
            5.1.5   Organization..................................... 36
            5.1.6   Certain Changes.................................. 36
            5.1.7   Insurance; Property.............................. 38
            5.1.8   No Default....................................... 38
            5.1.9   Compliance With Laws............................. 38
            5.1.10  Tax Returns...................................... 38
     5.2    Contracts................................................ 38
     5.3    Access and Information................................... 39

 6.  REPRESENTATIONS AND WARRANTIES OF BUYER......................... 39
     6.1    Authority and Validity of Agreement and Instruments...... 39
     6.2    Organization and Good Standing........................... 40
     6.3    Material Misstatements or Omissions...................... 40
     6.4    No Violation............................................. 40
     6.5    Brokerage and Finder's Fees.............................. 40
     6.6    Authority................................................ 41
     6.7    No Litigation............................................ 41
     6.8    Financial Condition of Buyer............................. 42
     6.9    Offer of Warrants........................................ 42
     6.10   Registration Statement................................... 43

 7.  COVENANTS AND AGREEMENTS OF BUYER............................... 43
     7.1    Execution of Employment Agreement........................ 43
     7.2    IBJ Shroder Agreement.................................... 43
     7.3    Option Holders........................................... 44
     7.4    Registration Agreement................................... 44



                                     (ii)

 8.  Intentionally Omitted........................................... 44

 9.  CONDITIONS PRECEDENT TO CLOSING................................. 44
     9.1    Conditions Precedent to Obligations of Buyer............. 44
            9.1.1   Correctness of Representations and Warranties.... 44
            9.1.2   Performance of Covenants and Agreements.......... 45
            9.1.3   Execution of Non-Competition Agreements.......... 45
            9.1.4   Execution of Employment Agreement................ 45
            9.1.5   Corporate Records................................ 45
            9.1.6   Resignation of Directors......................... 45
            9.1.7   Repayment of Loans............................... 45
            9.1.8   No Government Proceeding or Litigation........... 46
            9.1.9   No Injunction.................................... 46
            9.1.10  Material Change.................................. 46
            9.1.11  Consents Obtained................................ 46
            9.1.12  Opinion of the Sellers' Counsel.................. 46
            9.1.13  Ogust Agreement.................................. 47
     9.2    Conditions Precedent to the Obligations  of  Sellers..... 47
            9.2.1   Correctness of Representations and Warranties.... 47
            9.2.2   Purchase Price................................... 47
            9.2.3   Performance of Covenants and Agreement........... 47
            9.2.4   No Governmental Proceeding or Litigation......... 48
            9.2.5   No Injunction.................................... 48
            9.2.6   Material Change.................................. 48
            9.2.7   Consents Obtained................................ 48
            9.2.8   Opinion of Buyer's Counsel....................... 48
            9.2.9   Repayment of Loans............................... 49
            9.2.10  Execution of Employment Agreement................ 49
            9.2.11  Ogust Agreement.................................. 49
            9.2.12  Execution of Registration Agreement.............. 49
     9.3    Regulatory Approvals..................................... 49

 10. SELLER'S INDEMNITIES............................................ 49
     10.1   Indemnity Obligation..................................... 49
     10.2   Event of Indemnity....................................... 50
     10.3   Procedure for Making Claims for Indemnity................ 50
     10.4   Joint and Several Indemnity.............................. 52
     10.5   Limitation on Indemnity.................................. 53

10A. BUYER'S INDEMNITIES............................................. 53
     10A.1  Indemnity Obligation..................................... 53
     10A.2  Seller's Event of Indemnity.............................. 54
     10A.3  Procedure for Making Claims for Indemnity................ 54
     10A.4  Limitation on Indemnity.................................. 56

 11. SURVIVAL OF REPRESENTATIONS AND WARRANTIES...................... 56

 12. OTHER REMEDIES.................................................. 57
     12.1   Remedies................................................. 57

 13. RELATED MATTERS................................................. 57
     13.1   Confidentiality.......................................... 57



                                     (iii)

     13.2     Disclosure Schedule..................................... 58
     13.3     Non-Solicitation of Employees........................... 58
     13.4     Employment Agreement; Martin P. Krasner................. 58

 14. GENERAL PROVISIONS............................................... 58
     14.1     Notices................................................. 58
     14.2     Arbitration............................................. 60
     14.3     Entire Agreement........................................ 61
     14.4     Section Headings........................................ 61
     14.5     Severability............................................ 61
     14.6     Counterparts............................................ 62
     14.7     Further Assurances...................................... 62
     14.8     Waiver of Compliance.................................... 62
     14.9     Expenses................................................ 63
     14.10    Assignment.............................................. 63
     14.11    Publicity............................................... 64
     14.12    Governing Law........................................... 64
     14.13    Third Parties........................................... 64
     14.14    Construction............................................ 64
      14.14.1  No Strict Construction................................. 64
      14.14.2  Independent Signifigance............................... 65

                                     (iv)

                        AGREEMENT OF PURCHASE AND SALE
                        ------------------------------

          THIS AGREEMENT OF PURCHASE AND SALE ("Agreement") is made and entered into as of the 18th day of June, 1996, by and among the parties listed on Exhibit A (collectively "Sellers"); THE L. L. KNICKERBOCKER CO., INC., a California corporation ("Buyer"), and KRASNER GROUP, INC., a Delaware corporation (the "Company") and, with respect to Section 4.2, Martin P. Krasner as Trustee Under Instruments Dated June 15, 1970 and February 5, 1985 ("Krasner, as Trustee") and with respect to Section 13.4, MARTIN P. KRASNER, individually ("Krasner").

                                   RECITALS
                                  ---------

     A. Sellers collectively own of record 1,550,000 preferred shares of the Company (Sellers thereof, the "Preferred Shareholders") and 1,357,914 common shares of the Company (Sellers thereof, the "Common Shareholders") (collectively, the "Shares" or the "Company Shares"), which represent all of the issued and outstanding stock of the Company. The Company Shares owned of record by each of the Sellers are set forth on Exhibit A attached hereto.

     B. Each of the Sellers desires to sell all of the Company Shares now owned by each Seller to Buyer and Buyer desires to purchase all of the Company Shares from Sellers. The purchase and sale of the Company Shares shall be made upon the terms and subject to all of the conditions contained in this Agreement.

     C. Buyer further desires to obtain from those Common Shareholders who are officers of the Company, in connection with its purchase of such Sellers' Shares, Non-

Competition Agreement with the Company, and such Sellers are willing to execute such Agreements in the form attached hereto as Exhibit E.

      NOW THEREFORE, in consideration of the foregoing recitals and the mutual promises, agreements, representations and warranties herein contained, the parties hereto agree as follows:

      1.  SUBJECT MATTER OF AND CONSIDERATION FOR SALE
          --------------------------------------------

      1.1 Transfer of the Company Shares.  Upon the terms and subject to all of
          ------------------------------
the conditions contained herein and upon the performance by each of the parties hereto of their obligations hereunder, Sellers hereby agree to sell, assign, transfer and deliver to Buyer, as of the Closing Date, all of the Company Shares including all rights and interest in connection with such Shares (including any rights to accrued dividends) by delivering to Buyer at the Closing the certificates representing the Company Shares, duly endorsed for transfer or accompanied by stock powers duly executed by Sellers.

      1.2 Consideration for the Company Shares.  As consideration for Buyer's
          ------------------------------------
purchase of the Company Shares and upon and subject to all of the terms and conditions herein and upon the performance by each of the parties hereto of their obligations hereunder, Buyer agrees to pay to Sellers, as described in Sections 1.2.1, 1.2.2 and 1.2.3, (i) for the preferred shares, the sum of $1,250,000, plus the Contingent Payment and (ii) for the common shares, the sum of $325,899, for an aggregate purchase price for all Company Shares of One Million Five Hundred Seventy Five Thousand Eight Hundred Ninety Nine and 00/100 Dollars ($1,575,899), plus the Contingent Payment ("Purchase

Price"). Set forth in Exhibit A is the allocation of the Purchase Price payable to each of the Sellers on the basis of $1.00 (including the Contingent Payment) for each of the preferred shares and $0.24 for each of the common shares.

     The Purchase Price shall be paid as follows:

     1.2.1   Definitions.  For purposes of this Agreement, the following terms
             -----------
shall have the following respective meanings:

    (a) "Warrants" means options, in the form annexed hereto as Exhibit C-1, or Warrants, in the form annexed hereto as Exhibit C-2, which grant the holder the immediate right to purchase shares of Buyer's common stock, which Warrants will be exercisable for a period of five (5) years after the respective date of grant. Any shares issued upon the exercise of such Warrants will, upon delivery, be registered and freely tradeable and shall remain so throughout the period that the Warrants are exercisible. In lieu of Warrants, Buyer may issue its registered and freely tradeable Common Stock of an equivalent value to the Value of the Warrants.

     (b) "Value", in connection with each share of common stock covered by a Warrant, means the difference between (i) the average closing bid price of Buyer's common shares for the five (5) trading days immediately preceding the date of delivery of the Warrant, and (ii) the exercise (or strike) price of the Warrant.

     (c) In recognition of the potential volatility of Buyer's stock and any commissions, finance charges and other costs in connection with the exercise of the Warrants and the sale of the Warrants and/or the stock, a 10% premium will be added to the Value which is to be received by each of the Sellers.

     (d) The number of Warrants granted pursuant to Sections 1.2.2 and 1.2.3 shall be subject to adjustment as to each Seller (the "Adjustment") in accordance with the following provisions:

          (i) The number of Warrants granted on each occasion shall be divided by four (4) and it shall be assumed for the purposes of this Section 1.2 that each such quarterly amount of Warrants is sold at the mean trading price on each of the four (4) successive trading dates immediately following the delivery of such Warrants. The gross amount, less commissions and fees, which would be received upon such assumed sales is referred to herein as the "Realizable Amount."

          (ii) If the Realizable Amount for each Seller is at least equal to the respective Value amount to which such Seller is entitled, there shall be no Adjustment. If, and to the extent that the Realizable Amount is less than said Value amount, such difference (the "Deficiency") shall be made up by Warrants of equivalent Value in amount to such Deficiency (the "Make-up Warrants"). The Make-up Warrants shall be delivered to the Common Shareholders within four (4) months of the Closing Date. The Make-up Warrants shall be delivered to the Preferred Shareholders, on a cumulative basis, within four (4) months after the last delivery of Warrants to such Sellers.

          (iii) Notwithstanding the foregoing, if, in fact, a Seller shall have traded the Warrants on any of such four immediately succeeding trading dates and shall have realized more than the "Realizable Amount," for such day as determined under (d)(i) above, then the actual amount realized by such Seller less commissions and fees shall be used as the "Realizable Amount" in calculating the amount of "Make-up Warrants" to be issued to such Seller pursuant to this paragraph.

      1.2.2    Payments to Common Shareholders.  At the Closing, Buyer shall
               -------------------------------
deliver to
the Common Shareholders, Warrants with a Value equal to the aggregate amount of $325,899 plus the 10% premium pursuant to Section 1.2.1(c) in full payment of the amount of the Purchase Price, allocated among the Common Shareholders as set forth in Exhibit A.

     1.2.3     Payments to Preferred Shareholders.
               ----------------------------------

     (a) On demand following the Closing, Buyer shall deliver to the Preferred Shareholders, Warrants with a Value equal to the aggregate amount of $250,000 plus the 10% premium pursuant to Section 1.2.1(c).

     (b) Buyer shall deliver to the Preferred Shareholders, additional Warrants with a Value equal to $250,000 plus the 10% premium pursuant to Section 1.2.1(c), on each of (a) September 30, 1996, (b) December 31, 1996, (c) March 31, 1997 and (d) June 30, 1997. In the event of a "change of control" (as used in Item 403 of Regulation S-K) of Buyer prior to the time all of such additional Warrants have been delivered to the Preferred Shareholders, any of such additional Warrants which have not been delivered shall be delivered to the Preferred Shareholders within ten (10) days after the effective date of such "change of control."

     (c) Buyer shall deliver to the Preferred Shareholders additional Warrants with a Value equal in amount to the first $300,000, plus the 10% premium pursuant to Section 1.2.1(c), of proceeds of the liquidation of the Company's closing inventory (the "Inventory Liquidation"), in accordance with Exhibit B (the "Contingent Payment"). Such Warrants shall be delivered to the Preferred Shareholders within thirty (30) days after the Company's receipt of such Proceeds.

     (d) The Warrants to be delivered to the Preferred Shareholders shall be allocated between them in their respective proportion as set forth in Exhibit A.

      2.  Supplemental Payment and Non-Competition Agreement.
          --------------------------------------------------

      2.1 Supplemental Agreement.  In connection with the sale of the Company
          ----------------------
Shares by Krasner as Trustee to Buyer, Buyer agrees to pay Krasner as Trustee a supplemental payment in the form of Warrants having a Value equal to the balance of the proceeds of the Inventory Liquidation in excess of the first $300,000 (the "Supplemental Payment").

      2.2 Schedule of Supplemental Payment.  Buyer shall grant Krasner as
          --------------------------------
Trustee, from time to time during the 36 month period commencing with the effective date of Closing, Warrants having a Value equal to the Supplemental Payment. Such Warrants shall be delivered no less frequently than every three months or sooner, at Krasner's option, as and when the Value to be paid equals or exceeds $200,000.

      2.3 Noncompetition Agreement.  In connection with the sale of the Company
          ------------------------
Shares to the Buyer, Krasner agrees to execute a Noncompetition Agreement in the form set forth in Exhibit E ("Non-Competition Agreement").

      3.  CLOSING AND CLOSING DATE.  The Closing ("Closing") of the transaction
          ------------------------
contemplated by this Agreement shall take place at the offices of Cooperman Levitt Winikoff Lester & Newman, P.C., 800 Third Avenue, New York, New York at 10:00 A.M., on June 27, 1996 or at such other date, time and place as may be agreed upon by the parties, and shall for all purposes be deemed consummated as of June 18, 1996 (the "Closing Date").

      4.  SELLERS REPRESENTATIONS AND WARRANTIES.
          --------------------------------------

      4.1  Joint and Several Representations and Warranties.  Sellers, jointly
           ------------------------------------------------
and severally, represent and warrant the following, the truth and accuracy of each of which shall constitute a condition precedent to the obligations of Buyer hereunder.

      4.1.1    Validity of Agreement, etc.  This Agreement is, or will be at the
               --------------------------
Closing, valid and binding upon each of the respective Sellers and is, or will be at the Closing, enforceable in accordance with its respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other laws affecting generally the enforcement of creditors' rights and except to the extent that courts may award money damages rather than specific performance of contractual provisions. Each of the Sellers, respectively, have, or will have on the Closing Date, valid marketable title to the Company Shares, free and clear of any restrictions, claims, liens, pledges, hypothecation and encumbrances of or by others, and full power and authority to transfer and deliver the Company Shares to Buyer as contemplated in this Agreement, including all Company

Shares held in trust by any of the Sellers.

     Except as set forth in a schedule to be delivered by Sellers to Buyer as provided in Section 9.1.1 hereof ("Disclosure Schedule"), neither the execution and delivery of this Agreement by Sellers nor the consummation of the transactions contemplated hereby by any or all of them, nor any action of the Company contemplated by this Agreement will violate any provision of the Articles of Incorporation or By-Laws of the Company, nor will such actions violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of the Company under any agreement or commitment to which the Company is a party or by which the Company is bound, or to which the property of the Company is subject, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority.

      4.1.2    Ownership of the Company Shares.  Sellers are the sole owners of
               -------------------------------
record of all of the Company Shares, each owning the number of shares set forth on Exhibit A. The shares of the Company set forth on Exhibit A after each Seller's name constitute all of the shares of the Company owned by such Seller and the Company Shares constitute all of the issued and outstanding capital stock of the Company; and each Seller has the full right, power and authority to sell and transfer the Company Shares held by such Seller, free and clear of any lien, encumbrance, charge, equity or restriction whatsoever. Except as set forth in the Disclosure Schedule, there are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements, commitments or rights obligating the Company to issue any shares of stock to any person or firm, nor obligating Sellers or either of them to transfer any shares to any person or firm.

      4.1.3    Corporate Organization.  The Company is a corporation duly
               ----------------------
organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns; is not, and the nature of the Company's activities do not require it to be qualified to do business as a foreign corporation in any jurisdiction in which it is not qualified. The copies of the Certificate of Incorporation and By-Laws of the Company previously delivered to Buyer are complete and correct copies of such instruments as presently in effect.

      4.1.4    Capitalization of the Company.  As of the date of this Agreement,
               -----------------------------
the authorized capital stock of the Company consists of 4,000,000 shares of preferred stock and 10,000,000 shares of common stock; of which 1,550,000 shares of preferred stock and 1,357,914 shares of common stock are issued and outstanding. All issued and outstanding shares of preferred and common capital stock of the Company are validly issued, fully paid and nonassessable and have been offered, sold and delivered by the Company in compliance with all applicable federal and state security laws.

      4.1.5    Subsidiaries and  Affiliates.  Except as set forth in the
               ----------------------------
Disclosure Schedule, the Company has no subsidiaries, nor any equity interest in any other corporation, partnership or business. Except as set forth in the Disclosure Schedule, as of the Closing Date, the Company will be the sole owner of record and sole beneficial owner of all of the issued and outstanding shares of each subsidiary, owning all such shares of each such subsidiary, free and clear of any lien, encumbrance, charge, equity or restriction whatsoever. As of the Closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements, commitments or rights obligating the Company to issue any shares of any subsidiary to any person or firm, nor obligating Sellers or any of them to transfer any shares of any subsidiary to any person or firm. Each of the Company's subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state of such subsidiary's organization and has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns; is not, and the nature of each of the Company's subsidiaries' activities do not require it to be, qualified to do business as a foreign corporation in any other jurisdiction. The copies of the Articles of Incorporation and By-Laws of each subsidiary of the Company previously delivered to Buyer are complete and correct copies of such instruments as presently in effect.

      4.2  Krasner's Representations and Warranties.  Krasner, as Trustee,
           ----------------------------------------
represents and warrants the following, the truth and accuracy of each of which shall constitute a condition precedent to the obligations of Buyer hereunder.

      4.2.1    Financial Condition Of the Company.  Subject to the Disclosure
               ----------------------------------
Schedules, Exhibit F contains a true, complete and correct copy of the Company's consolidated Statement of Financial Condition including all subsidiaries ("Balance Sheet") for the three months ended as of April 28, 1996 ("Balance Sheet Date") and its consolidated statement of income including all subsidiaries for the three months ended April 28, 1996, hereinafter collectively referred to as the "Company Financial Statement". The Company Financial Statement is (i) a statement prepared from the books and records of the Company, (ii) prepared substantially in accordance with the same accounting methods, practices and principles utilized in connection with the preparation of the last three annual prior financial statements issued by the Company, (iii) sets forth fairly and completely the consolidated financial position and the results of operations of the Company as at the relevant dates thereof and for the period covered thereby, (iv) contains and reflects all necessary adjustments, including appropriate reserves, for a fair and complete presentation of the Company's consolidated financial position and the results of its operations for the period covered by the Company Financial Statement, (v) reflects all liabilities, realized or unrealized, contingent or not contingent to which the Company is liable, except for liabilities and obligations incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date; and (vi) the reserves reflected in the Company Financial Statement are adequate, appropriate and conservative.

      4.2.2    Taxes.  To the best of Krasner's knowledge, the Company,
               -----
including all subsidiaries, has duly filed when due all tax reports and returns required to be filed by it and, except as set forth in the Disclosure Schedule, has duly paid all taxes, assessments, penalties, interest and other charges due or claimed to be due from it by federal, state, local or foreign taxing authorities (including, without limitation, those due in respect of the properties, income, franchises, licenses, sales or payrolls of the Company) and the Company shall have no further liability for any such tax, assessment, penalty or interest, except for current taxes not yet due; the tax reports and returns required to be filed by the Company reflect all income and receipts required to be disclosed, all deductions set forth therein are properly deductible and all credits set forth on such reports and returns are proper and appropriate; the sales tax reports required to be filed reflect the proper character of taxable transactions, including all sales and use tax, penalties and interest due in connection with all such transactions; the reserves for taxes, assessments, interest and penalties reflected in the Balance Sheet whether or not disputed are adequate; and, except as set forth in the Disclosure Schedule, there are no tax liens upon any property or assets of the Company, except liens for current taxes not yet due. There are no present disputes or pending investigations or administrative actions relating to the Company's taxes of any nature. All Company tax returns have been examined and settled by applicable taxing authorities to the extent indicated in the Disclosure Schedule, and where they have not been so examined and settled, no waivers of statutes of limitations have been given except to the extent indicated in such Schedule. Since 1992, all such returns and reports have been prepared on a basis consistent from year to year, except as otherwise required by law. Copies of all income tax returns for the Company in respect of all years not barred by the statute of limitations have heretofore been delivered by the Company to Buyer and all such returns are listed in the Disclosure Schedule.

      4.2.3    Machinery, Equipment and Furniture.  At the Closing, except as
               ----------------------------------
set forth in the Disclosure Schedule, all of the machinery, equipment and furniture owned or leased by the Company or any of its subsidiaries will be in good working condition and repair, normal wear and tear excepted.

      4.2.4    Accounts Receivable.  All accounts receivable of the Company and
               -------------------
its subsidiaries as of the Balance Sheet Date and as of the date of this Agreement, and all accounts receivable of the Company and its subsidiaries created after the Balance Sheet Date through the Closing Date, arose, or will have arisen, from valid sales by the Company or its subsidiaries in the ordinary course of its business and have not been "written off" by the Company. Except as set forth in the Disclosure Schedule, none of the Company's accounts receivable, or any portion thereof, has been assigned, pledged or given as collateral or is currently subject to any such interest or claim. All of the accounts receivable, net of reserves, on such dates are believed to be collectable.

      4.2.5      Inventory.   To the best of Krasner's knowledge:
                 ---------

     (a) All inventories of raw materials, supplies, work-in-process and finished goods of the Company and all of its subsidiaries as of the Balance Sheet Date, and all such inventories created after such date through the Closing Date, consist of items of a quality and quantity usable and salable in the ordinary course of business by the Company except for obsolete items, slow moving items and below standard quality items;

     (b) All such inventories are free from defects which might give rise to claims for breach of warranty or products liability, except for repairs of items in the ordinary course of business;

     (c) All items included in the inventories as of the Balance Sheet Date are the property of the Company, except for sales made in the ordinary course of business since such date, and for each of these sales, either the purchaser has made full payment or the purchaser's liability to make payment is reflected on the books and records of the

Company; and,

     (d) Except as set forth in the Disclosure Schedule, there are no items included in the aforementioned inventories which have been manufactured for individual customers which involve a dispute or have been refused by the customer.

      4.2.6    Absence of Certain Changes.  Except as and to the extent set
               --------------------------
forth in the Disclosure Schedule, or the Financial Statements or notes thereto, since the Balance Sheet Date, neither the Company nor any of its subsidiaries have:

     (a) Suffered any material adverse change in, or the occurrence of any events which, individually or in the aggregate, have had, or might be reasonably expected to have, a material adverse effect on, its working capital, financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business, operations or prospects;

     (b) Incurred any liabilities or obligations (absolute, accrued, contingent or otherwise), except items incurred in the ordinary course of business and consistent with past practice, or increased, or experienced any material change in any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves;

     (c) Paid, discharged or satisfied any claim, liability or obligation (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice;

     (d) Permitted or allowed any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind, except for liens for current taxes not yet due;

     (e) Written down the value of any inventory (including write-downs by reason of shrinkage or mark-down) or written off as uncollectible any notes or accounts receivable, except for immaterial write-downs and write-offs in the ordinary course of business and consistent with past practice;

     (f) Canceled any debts or waived any claims or rights of substantial value;

     (g) Sold, transferred, or otherwise disposed of any of its properties or assets (real, personal or mixed, tangible or intangible), except in the ordinary course of business and consistent with past practice;

     (h) Disposed of or permitted to lapse any rights to the use of any patent, trademark, trade name or copyright, or disposed of or disclosed to any person, any trade secret, formula, process or know-how not theretofore a matter of public knowledge;

     (i) Granted any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any officer or employee from the day following the Balance Sheet Date through the Closing Date, and no such increase is required by agreement or understanding except for employee salary increases in the ordinary course of business and in accordance with past practice;

     (j) Made any single capital expenditure or commitment in excess of $10,000 for additions to property, plant, equipment or intangible capital assets or made aggregate capital expenditures and commitments in excess of $150,000 for additions to property, plant, equipment or intangible capital assets;

     (k) Declared, paid or set aside for payment any dividend for the period from January 29, 1996 through the Closing Date (except for dividends on the preferred stock) or other distribution in respect of its capital stock or redeemed, purchased or otherwise acquired, directly or indirectly, any share of capital stock or other securities of the Company;

     (1) Made any change in any method of accounting or accounting practice;

     (m) Paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any of its officers or directors or any affiliate, family member or associate of any of its officers or directors;

     (n) Suffered any loss, damage, destruction or other casualty materially and adversely affecting any of the properties, assets or business of the Company (whether or not covered by insurance);

     (o) Borrowed or agreed to borrow any funds or incurred, or assumed or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability, except obligations and liabilities incurred in the ordinary course of business and consistent with past practice;

      (p) Licensed, sold, transferred, pledged, modified, disclosed, disposed of or permitted to lapse any rights to the use of the name of the Company or any fictitious firm name used by the Company;

     (q) Entered into any transaction with Sellers, or any of them, their immediate relatives, related trusts or related business entities;

     (r) Entered into any other transaction, contract or commitment other than in the ordinary course of business; and

     (s) Agreed, whether in writing or otherwise, to take any action described in this section.

      4.2.7    Title to Properties; Encumbrances.   Except as and to the extent
               ---------------------------------
set forth in the Disclosure Schedule and except as expressed in the second sentence of this Section 4.2.7, the Company and all of its subsidiaries have good, valid and marketable title to all the properties and assets which each purports to own (real, personal and mixed, tangible and intangible), including, without limitation, all the properties and assets reflected in the Balance Sheet except for property sold since the Balance Sheet Date in the ordinary course of business and consistent with past practice. Except as noted in the Disclosure Schedule, all properties and assets reflected in the Balance Sheet are free and clear of all title defects or objections, liens, claims, charges, security interests or other encumbrances of any nature whatsoever including, without limitation, leases, chattel mortgages, conditional sales contracts, collateral security arrangements and other title or interest retention arrangements, and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations or limitations of any nature whatsoever; except, with respect to all such properties and assets, (a) liens shown on the Balance Sheet as securing specified liabilities or obligations with respect to which no default exists; (b) minor imperfections of title, if any, none of which are substantial in amount, materially detract from the value or impair the use of the property subject thereto, or impair the operations of the Company and which have arisen only in the ordinary course of business and consistent with past practice; (c) liens for current taxes not yet due; and (d) liens or other imperfections of title listed in the Disclosure Schedule. The rights, properties and other assets presently owned, leased or licensed by the Company and described elsewhere in this Agreement include all rights, properties and other assets necessary to permit the Company to conduct its business in all material respects in the same manner as its business has been conducted prior to the date hereof.

      4.2.8      Patents, Trademarks, Trade Names, Etc.
                 -------------------------------------

     The Disclosure Schedule identifies all licenses and other contracts or commitments to which the Company or each of its subsidiaries is a party (either as licensor or licensee) or is otherwise subject relating to patents, trademarks, trade names or copyrights (or applications for any thereof), trade secrets or other proprietary know-how or technical assistance, and no claims have been asserted by any person to the use of any such patents, trademarks, trade names, copyrights, technology, know-how or processes or challenging or questioning the validity or effectiveness of any such license or agreement and the Company does not know of any valid basis for any such claim. Except as set forth in the Disclosure Schedule, neither the Company nor any of its subsidiaries have, nor have been alleged to have, infringed upon any patent, trademark, trade name or copyright or misappropriated or misused any invention, trade secret or other proprietary information entitled to legal protection.
The Company has not asserted any claim of infringement, misappropriation or misuse within the past three years.

     The Company has good and valid title to, or otherwise possesses adequate and exclusive rights to use, all patents, trademarks, trade names, copyrights, inventions, trade secrets and other proprietary information necessary to permit the Company to conduct its business in the same manner as its business has been conducted prior to the date hereof.

      4.2.9    Leases.  The Disclosure Schedule contains an accurate and
               ------
complete description of the material terms of all leases pursuant to which the Company leases real or personal property. Except as set forth in the Disclosure Schedule, all such leases are valid, binding and enforceable in accordance with their terms, and are in full force and effect; there are no existing defaults by the Company thereunder; no event of default has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder; and all lessors under such leases have consented (where such consent is necessary) to the consummation of the transactions contemplated by this Agreement without requiring modification in the rights or obligations of the lessee under such leases. Executed counterpart copies of all consents referred to in the preceding sentence are being delivered to Buyer simultaneously with the execution hereof.

      4.2.10   Bank Accounts.  The Disclosure Schedule sets forth the names and
               -------------
locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company maintains safe deposit boxes or deposit accounts of any nature and the names of all persons authorized to draw thereon, make withdrawals therefrom or have access thereto. At the Closing, the Company shall deliver to Buyer copies of all records, including all signature or authorization cards, pertaining to such bank accounts.

      4.2.11   Liens on Assets.  The Disclosure Schedule contains a complete and
               ---------------
accurate
list of all liens, pledges, encumbrances, claims under bailment and storage requirements, charges and restrictions (except for liens, if any, for real or personal property taxes not delinquent) with respect to the assets and properties of the Company and all of its subsidiaries.

      4.2.12   Customers And Suppliers.  Except to the extent set forth in the
               -----------------------
Disclosure Schedule, to the best knowledge of Krasner, since the Balance Sheet Date, there has not been any material adverse change in the business
relationship of the Company with any of its customers or suppliers.   All of the
Company's accepted and unfilled orders and contracts and commitments for the purchase of supplies have been made in the ordinary course of business. The Disclosure Schedule sets forth each claim against the Company to return in excess of an aggregate of $3,000 of merchandise by reason of alleged over-shipments, defective merchandise or otherwise, or of merchandise in the hands of customers under an understanding that such merchandise would be returnable.

      4.2.13   Contracts and Agreements.  The Disclosure Schedule contains a
               ------------------------
complete and accurate list setting forth a description of each indenture, trust deed, mortgage, chattel mortgage, security agreement, conditional sales contract, collective bargaining agreement, royalty agreement, labor union agreement, employment agreement, agreement with suppliers, distributorship agreement, employee agreement, broker agreement, sales representative agreement, marketing agreement or any other material purchase or sales contract, agreement or arrangement, whether written or oral, or other material obligation, if any, to which the Company or any of its subsidiaries is a party, or by which it is bound as of the date hereof. For purposes of this Agreement, a "material purchase or sales contract, agreement, commitment or arrangement" shall be defined to mean any purchase or sales contract, agreement commitment or arrangement in which the total consideration to be paid or received exceeds $10,000. Each of the contracts and agreements described in the Disclosure Schedule is a valid and binding obligation of the parties thereto and no party to any such contract or agreement is in material default with respect to any term or condition thereof, nor has any event occurred which, through the passage of time or the giving of notice or both, would constitute a material default thereunder or would cause the acceleration of any obligation of any party thereto, or the creation of a material lien or encumbrance upon any of the Company's assets. The consummation of this Agreement will not constitute a material default under or otherwise affect the rights of the Company under any contract or agreement described in the Disclosure Schedule. True and complete copies of all contracts and agreements described in the Disclosure Schedule will be exhibited or made available to Buyer not later than five (5) days prior to the Closing Date.

     Except as set forth in the Disclosure Schedule:

     (a) The Company and its subsidiaries have no other agreements, contracts, commitments or restrictions which are material (as defined above) to its business, operations or prospects or which require the making of any charitable contribution;

     (b) There are no purchase contracts or commitments of the Company or of its subsidiaries which continue for a period of more than 12 months or are in excess of the normal, ordinary and usual requirements of the Company's business or at any excessive price;

     (c) There are no outstanding sales contracts, commitments or proposals of the Company or its subsidiaries which continue for a period of more than 12 months, nor are there any outstanding contracts, bids or sales or service proposals quoting prices which will not result in a profit;

     (d) Neither the Company nor its subsidiaries have outstanding contracts with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that are not cancelable by it on notice of not longer than 30 days and without liability, penalty or premium or any agreement or arrangement providing for the payment of any bonus or commission based on sales or earnings;

     (e) The Company and its subsidiaries have no employment agreement, or any other agreement that contains any severance or termination pay liabilities or obligations;

     (f) The Company and its subsidiaries have no collective bargaining or union contracts or agreements;

     (g) The Company and its subsidiaries are not in material default, nor is there any known basis for any valid claim of default, under any material contract made or obligation owed by any of them;

     (h) The Company and its subsidiaries have no employee to whom it is paying compensation (including estimated bonus payments) at the annual rate of more than $40,000 for services rendered;

     (i) The Company and its subsidiaries are not restricted by agreement from carrying on their business anywhere in the world;

     (j) The Company and its subsidiaries are not under any liability or obligation with respect to the return of inventory or merchandise in the possession of wholesalers, distributors, retailers or other customers;

     (k) The Company and its subsidiaries have no debt obligation for borrowed money, including guarantees of or agreements to acquire any such debt obligation of others;

     (l) The Company and its subsidiaries have no outstanding loan to any person.

     (m) The Company has no contracts, understandings or verbal or written agreements between the Company or any of its subsidiaries and any of its shareholders, of record or beneficial, or any person or entity related by blood or marriage to any of the Sellers.

      4.2.14   Fringe Benefit Plans.  The Disclosure Schedule contains a
               --------------------
complete description of and sets forth the annual amount payable pursuant to, or the funding policy and status of such funding policy with respect to, each bonus, deferred compensation, pension, profit sharing or retirement plan or arrangement and each other fringe benefit plan or arrangement of the Company and its subsidiaries (the "Plan"), whether formal or informal and whether legally binding or not. The Company and its subsidiaries have no commitment, whether formal or informal and whether legally binding or not, to create any additional such plan or arrangement except as accurately and completely described in the Disclosure Schedule. All Plans of the Company and its subsidiaries comply currently, and have at all times since their inception, both as to form and in operation, with the terms of such Plans and with the applicable provisions of ERISA, as defined below, the Internal Revenue Code of 1986, as amended (the "Code"), regulations issued thereunder and all other applicable federal or state laws. All necessary governmental approvals for the Plans have been obtained and a favorable determination as to the qualification under Section 401(a) of the Code and of each amendment thereto has been made by the Internal Revenue Service, and a recognition of exemption from federal income taxation under Section 501(a) of the Code has been made by the Internal Revenue Service. Nothing has occurred since the date of each such determination letter that would adversely affect such qualification or exemption. Except as set forth in the Disclosure Schedule, all sums required to be paid to conform to full funding of the Plans as of the Closing Date have been paid and termination of such plans would not result in a funding deficiency nor create any liability to the Company or any of its subsidiaries.

     The Company and its subsidiaries have complied with the continuation coverage requirements for Health Plans contained in Section 162(k) of the Code, as added by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, relating to Company group health plans. Each Plan is in compliance with applicable federal laws, including but not limited to ERISA. Whenever the term "ERISA" is used in this Agreement, it shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

      4.2.15   Insurance Coverage.  The Disclosure Schedule contains a complete
               ------------------
and accurate description of each insurance policy maintained by the Company and its subsidiaries. Each insurance policy described in the Disclosure Schedule is a valid and binding obligation of the insurer, and neither the Company nor, to the Company's or Krasner's knowledge, the insurer is in default with respect to any term or condition thereof, nor has any event occurred which, through the passage of time or the giving of notice or both, would constitute a default thereunder or give rise to a right to cancel such policy. The insurance policies of the Company and its subsidiaries are in both amounts and scope deemed by the Sellers to be sufficient in view of the business of the Company.

     No notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with all requirements of law and of all agreements to which the Company is a party; are valid, outstanding and enforceable policies; to the best of Krasner's knowledge provide adequate insurance coverage for the assets and operations of the Company; will remain in full force and effect through the respective dates set forth in the Disclosure Schedule without the payment of additional premiums beyond what is already scheduled; and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. Except for the deductibles on the Company's insurance policies, the Disclosure Schedule identifies all risks which the Company, its Board of Directors or officers have designated as being self insured. The Company has not been refused any insurance with respect to its assets or operations, nor has its coverage been limited, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three years.

      4.2.16   Losses on Contracts and Agreements.  To the best of Krasner's
               ----------------------------------
knowledge, the Company will earn a gross profit from each material purchase or sales contract, commitment, agreement or arrangement providing for the sale of goods or the rendering of services by the Company that is outstanding as of the Closing Date.

      4.2.17   Compliance with Law.  The operations of the Company and all of
               -------------------
its subsidiaries have been conducted in substantial accordance with all applicable laws, regulations and other requirements of all national governmental authorities, and of all states, municipalities and other political subdivisions and agencies thereof, having jurisdiction over the Company, including, but not limited to all laws, regulations and requirements relating to antitrust, environmental protection and conservation, pollution, equal employment and anti-discrimination acts, consumer protection, currency exchange, health, occupational safety, pension, securities and trading-with-the-enemy matters. The Company has not received any notification of any asserted present or past failure by the Company to comply with such laws, rules or regulations.

     Except as set forth in the Disclosure Schedule, the Company has filed when due all reports required to be filed with any governmental, regulatory or administrative agency.

     Except as set forth in the Disclosure Schedule, the Company has obtained all permits, licenses, certificates, registrations, qualifications and other authorizations which are required to be obtained by the Company under federal, state and local laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes. Except as set forth in the Disclosure Schedule, the Company is in substantial compliance with all terms and conditions of the required permits, licenses and authorizations, and is also in substantial compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in those laws relating to pollution or protection of the environment or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder. Except as set forth in the Disclosure Schedule, the Company has not engaged in any activities that could cause any material violation of any federal, state or local laws, ordinances, rules or regulations relating to air or water pollution, toxic waste or other environmental protection or relating to occupational health or safety or Hazardous Materials (as defined below) applicable to its properties, assets, the real estate which it now occupies nor any real estate which it has previously occupied. The Company and its subsidiaries have no liability, contingent or otherwise with respect to the contamination with toxic waste or Hazardous Materials of premises it now occupies or has previously occupied, which contamination occurred during a time that such premises were occupied by a previous tenant, whether the contamination occurred from the activities conducted by the previous tenant, from contamination flow from other properties or otherwise. As used herein, the term "Hazardous Materials" shall mean any explosives, radioactive materials, hazardous wastes (including, without limitation, asbestos and asbestos containing materials), hazardous or toxic substances, or related materials defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C.
(S)9601), et. seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. (S)1801, et. seq.), the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. (S)6901, et. seq.) and in the regulations adopted and publications promulgated pursuant thereto, or any other federal, state or local environmental laws, ordinances, rules, or regulations.

     Except as set forth in the Disclosure Schedule, the Company is not aware of, nor has the Company received notice of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent continued compliance, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous or toxic material or waste.

     Neither the Company nor any director, officer, agent, employee or other person acting on behalf of the Company, has, directly or indirectly, within the past five years, given or agreed to give any gift or similar benefit (other then legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier or official or employee of any governmental agency or instrumentality of any government or any political party or candidate for office or other person who is or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) which (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a materially adverse effect on the assets, business or operations of the Company as reflected in the Financial Statements, or

(iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company. Neither Sellers nor the Company have obtained, directly or indirectly, any property as a result of activities, or used any property to conduct activities, which activities may constitute or result in a violation of the Racketeer Influenced and Corrupt Organization Act (18 U.S.C. 1961, et. seq.) or any other federal, state or local law, rule or regulation, the penalty for which could be forfeiture.

      4.2.18   Undisclosed Liabilities.  Except as set forth in the Company
               -----------------------
Financial Statement or in the Disclosure Schedule and except as disclosed herein or in any Schedule attached hereto, the Company is not obligated for, nor are any of the Company's assets subject to, any liabilities (whether absolute, accrued or contingent and whether due or to become due) other than liabilities arising in the ordinary course of business since the Balance Sheet Date, none of which liabilities individually or in the aggregate is materially adverse when comparing the condition of the Company as of the Balance Sheet Date with the date of this Agreement.

      4.2.19   Liability as Guarantor; Powers of Attorney.  The Company is not
               ------------------------------------------
liable as guarantor, surety, co-signer, indemnitor or endorser in connection with the obligation or obligations of any other company, association, firm, joint venture, entity or person. The Company has not granted, authorized or empowered any other corporation, association, firm or person to act as its attorney in fact to exercise any of its rights or to take any action in connection with the conduct of the business of the Company, and will not enter into any such arrangement prior to the Closing Date.

      4.2.20   Corporate Records.     Except as set forth in the Disclosure
               -----------------
Schedule, the
corporate minute books of the Company and its subsidiaries contain a complete and accurate record of all actions taken or required to be taken by the Board of Directors and shareholders of the Company and its subsidiaries, and the stock transfer records, books of account, financial records and correspondence of the Company and its subsidiaries have been kept in the usual course of business and are complete insofar as they relate to the business of the Company from its inception to the date of this Agreement, and will be complete insofar as they relate to the business of the Company from its inception to the Closing Date. The financial books and records of the Company and its subsidiaries have been maintained consistently and, to the best of Krasner's knowledge, in accordance with sound business practices.

      4.2.21   Material Misstatements or Omissions.  No representations or
               -----------------------------------
warranties by Sellers contained in this Agreement or in the Disclosure Schedule referred to herein or in any document, statement or certificate furnished or to be furnished to Buyer in connection with the transactions contemplated hereby, contain, or will contain on the Closing Date, any statement of a material fact known to be untrue, or omit, or will omit on the Closing Date, any material known fact necessary to make the statements of fact contained therein not misleading.

      4.2.22   Brokerage and Finder's Fees.  To the best of their knowledge, the
               ---------------------------
Company has not incurred any liability to any broker, finder or agent for any brokerage fees, finder's fees or commissions with respect to the transactions contemplated by this Agreement.

      4.2.23   Litigation.  The Disclosure Schedule contains a complete and
               ----------
accurate
description of all actions, suits and proceedings pending before any court, arbitration panel or governmental agency, authority or body and all actions, suits and proceedings threatened involving the Company or any of its subsidiaries or affecting its business. Except as described in said Disclosure Schedule there are no actions, suits or proceedings pending or threatened involving the Company or affecting its business, nor are there any claims of third parties made or threatened against the Company, provided, however, that such threat has been conveyed to any employee of the Company.

     The Company and its subsidiaries are not subject to any judgment, order or decree entered in any lawsuit or proceeding which may have an adverse effect on its business practices or on its ability to acquire any property or conduct its business in any area.

     Neither the whole nor any portion of the leaseholds or any other assets of the Company or any of its subsidiaries is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the best of Krasner's knowledge, has any such condemnation, expropriation or taking been proposed.

     Except as set forth in the Disclosure Schedule, no consent of any person is necessary to the consummation of the transactions contemplated hereby, including, without limitation, consents from parties to loans, contracts, leases or other agreements and consents from governmental agencies, whether federal, state or local.

      4.2.24   Labor Disputes.    Except as set forth in the Disclosure
               --------------
Schedule, there is not pending, and there is not threatened, any labor dispute, strike or work stoppage which affects or which may affect the business of the Company or which may disrupt its operations, provided, however, that such threat has been conveyed to any employee of the Company.

     (a) The Company is in material compliance with all applicable laws respecting employment and employment practices (including without limitation, compliance with the Immigration Reform And Control Act of 1986), terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice;

     (b) there is no unfair labor practice complaint against the Company pending before the National Labor Relations Board;

     (c) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or affecting the Company;

     (d) no representation question exists respecting the employees of the Company;

     (e) no grievance or any arbitration proceeding arising out of or under collective bargaining agreements is pending and no claim therefor exists;

     (f) no collective bargaining agreement which is binding on the Company restricts it from relocating or closing any of its operations;

     (g) the Company has not experienced any work stoppage or other labor difficulty during the last five years; and

     (h) the Company has not engaged in any sexual, age, or racial discrimination, nor has it violated any civil rights of any current or former employee. Neither Krasner nor the Company have any knowledge of any condition or circumstance which will or may cause the Company to suffer any strike, union representation contest, labor trouble, work stoppage or work slowdown.

      4.2.25   Insider Interests.      Except as set forth in the Disclosure
               -----------------
Schedule, no officer or director of the Company has any material interest in any property, real or personal, tangible or intangible, including without limitation, inventions, patents, trademarks or trade names, used in or pertaining to the business of the Company.

      4.2.26   Products Liability.  Other than those warranties provided for
               -------------------
under law, there are no warranty obligations with regard to products, goods or services sold by the Company, except as set forth in the Disclosure Schedule. Except as set forth in the Disclosure Schedule, there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the best knowledge of Krasner, threatened against or involving the Company relating to any product alleged to have been defective, or improperly designed or manufactured, and the Sellers do not know of any valid basis for any such action, proceeding or investigation, nor has the Company, to the best knowledge of Krasner, engaged in any act which would create a claim to be made against it for misrepresentation or fraud with respect to the sale of any of its products.

      4.2.27   Permits and Other Operating Rights.  The Company has received the
               ----------------------------------
consent of all third persons required to permit it to operate its business in the manner in which it presently is being conducted, and possesses all necessary permits and other authorizations from third persons, including without limitation, federal, foreign, state and local governmental authorities, presently required by applicable provisions of law, including statutes, regulations and existing judicial decisions, and by the property and contract rights of third persons, the absence of which would have a material adverse effect upon the business or properties of the Company.

      4.2.28   Joint Ventures.  The Disclosure Schedule sets forth  a list of
               --------------
all joint ventures and written proposals for joint ventures between the Company and any other person.

      4.2.29   Assets of Business.  The assets owned or leased by the Company
               ------------------
and its subsidiaries constitute all of the assets held for use or used primarily in connection with its business and are adequate to carry on such business as presently conducted.

      4.2.30   Burdensome Restrictions.  Except as set forth in the Disclosure
               -----------------------
Schedule, the Company is not obligated under any contract or agreement which presently materially adversely affects, or in the future may reasonably be expected materially and adversely to affect, its financial condition, operations, results of operations, earnings, business or prospects.

      4.2.31   Business Generally.  Except as set forth in the Disclosure
               ------------------
Schedule, there have been no events or transactions, or information which has come to the attention of the Company or the Sellers which, as they relate directly to the business and assets of the Company, could reasonably be expected to have a material adverse effect on the profitability of the business and operations of the Company.

      4.2.32   Books of Account and Reports; Internal Controls.
               -----------------------------------------------

     (a) The Company's books of account accurately reflect all of its items of income and expense, and all of its assets, liabilities and accruals. The Company has accurately prepared and filed when due all reports required by any law or regulation to be filed by the Company, and it has duly paid or accrued on its books of account all applicable duties and charges due (or assessed against it) pursuant to such reports, none of which charges or duties are delinquent.

     (b) The Company has devised and maintained a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; and
(ii) transactions are recorded as necessary to maintain accountability for assets and expenses.

      4.2.33   Downward Price Adjustment.   The Company does not have any
               -------------------------
liability or obligation for any downward price adjustment required to be made to any of its customers except for price adjustments in the ordinary course of business, and provided further that such adjustments shall not be materially adverse (either individually or in the aggregate) to the financial condition or business of the Company, nor does it contemplate making a downward price adjustment which would materially affect its profits or prospects.

      4.2.34   Foreign Transactions.  Except as set forth in the Disclosure
               --------------------
Schedule, the Company does not engage in foreign exchange transactions.

      4.2.35   Other Business Activity.  None of the Common Shareholders,
               -----------------------
directly or indirectly, nor any family member, trust in which the Common Shareholders or a family member is a beneficiary, own or have the right to acquire any interest in any other corporation, business, sole proprietor or other entity, which (i) engages in any activities similar to that conducted by the Company, or (ii) is a supplier or customer of the Company, other than the ownership of less than 5% of the shares of a publicly traded company.

      5.    SELLERS' COVENANTS AND AGREEMENTS.   Sellers hereby afford
            ----------------------------------

Buyer the following affirmative and negative covenants, thereby agreeing to do or not to do, or to cause the Company to do or not to do, as the case may be, the following, the fulfillment of each of which (except for those covenants which survive or are required to be performed subsequent to the Closing) shall constitute a condition precedent to the obligations of Buyer hereunder:

      5.1 Pending the Closing.  Pending the Closing, and except as disclosed
          -------------------
in the Disclosure Schedule or otherwise expressly consented to or approved by Buyer in writing, Sellers hereby covenant and agree that Sellers will use Sellers' best efforts in order that:

      5.1.1.  Regular Course of Business.  The Company will carry on its
              --------------------------
business diligently and substantially in the same manner as heretofore conducted. The Company shall not institute any new methods of manufacture, purchase, sale, lease, management, accounting or operation or engage in any transaction or activity, enter into any agreement or make any commitment, except in the ordinary course of business and consistent with past practice.

      5.1.2    Amendments. No change or amendment shall be made in the Articles
               ----------
of Incorporation or By-Laws of the Company.

      5.1.3    Capital Changes; Dividends; Redemptions.   The Company will not
               ---------------------------------------
issue or sell any shares of its capital stock or other securities, acquire directly or indirectly, by redemption or otherwise, any such capital stock, reclassify or split-up any such capital stock, declare or pay any dividends thereon in cash, securities or other property or make any other distribution with respect thereto, or grant or enter into any options, warrants, calls or commitments of any kind with respect thereto.

      5.1.4    Subsidiaries. The Company will not organize any new subsidiary,
               ------------
acquire any capital stock or other equity securities of any corporation or acquire any equity or ownership interest in any business.

      5.1.5    Organization.  The Company shall use its best efforts to preserve
               ------------
its corporate existence and business organization intact, to keep available to Buyer, its officers and key employees, and to preserve for Buyer, its relationships with licensors, suppliers, distributors, customers and others having business relations with it.

      5.1.6    Certain Changes.  The Company will not:
               ---------------

     (a) Borrow or agree to borrow any funds or incur, or assume or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability (absolute or contingent), except obligations and liabilities incurred in the ordinary course of business and consistent with past practice;

     (b) Pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities or obligations reflected or reserved against in the Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the date of the Balance Sheet;

     (c) Prepay any obligation having a fixed maturity of more than 90 days from the date such obligation was issued or incurred;

     (d) Permit or allow any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien or encumbrance;

     (e) Write down the value of any inventory or write off as uncollectible any notes or accounts receivable, except for immaterial write-downs and write-offs in the ordinary course of business and consistent with past practice;

     (f) Cancel any debts or waive any claims or rights of substantial value or sell, transfer, or otherwise dispose of any of its properties or assets, except in the ordinary course of business and consistent with past practice;

     (g) Dispose of or permit to lapse any rights to the use of any patent, trademark, trade name or copyright, or dispose of or disclose to any person any trade secret, formula, process or know-how not theretofore a matter of public knowledge;

     (h) Except for increases in remuneration due to some salesmen selling more and hence earning more commission than in the past, grant any increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any officer or employee except for salary increases in the ordinary course of business and in accordance with past practices, other than to officers of the Company;

     (i) Make aggregate capital expenditures and commitments in excess of $25,000 (on a consolidated basis) for additions to property, plant or equipment;

     (j) Pay, loan or advance any amount to, or sell transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any of its officers or directors or any affiliate of any of its officers or directors;

     (k) Change any of its banking or safe deposit arrangements described in the

Disclosure Schedule;

     (1) Grant or extend any power of attorney; act as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity; or

     (m) Agree, whether in writing or otherwise, to do any of the foregoing.

      5.1.7    Insurance; Property.  The Company shall maintain its current
               -------------------
level of insurance on all property, real, personal and mixed, owned or leased by the Company; and all such property shall be used, operated, maintained and repaired in a manner consistent with prior practices.

      5.1.8    No Default.  The Company shall not do any act or omit to do any
               ----------
act, or permit any act or omission, which will cause a breach of any material contract or commitment of the Company or which would cause the breach of any material warranty made hereunder.

      5.1.9    Compliance With Laws.  The Company shall duly materially comply
               --------------------
with all laws applicable to it and its properties, operations, business and employees.

      5.1.10   Tax Returns.  The Company shall prepare and file when due all
               -----------
federal, state, local and foreign tax returns and amendments thereto required to be filed by it. The Company will ensure that Buyer shall have a reasonable opportunity to review each such return and amendment prior to the filing thereof.

      5.2 Contracts.  From the date hereof through the Closing Date, the Company
          ---------
will not, without the prior written consent of Buyer, except in the ordinary course of the Company's business, amend or terminate any material contract or agreement to which it is a party or enter into or become a party to any material contract or agreement (other than orders for the purchase or sale of goods or services in the ordinary course of business) under which the Company would not reasonably anticipate earning a gross profit or which would materially and adversely affect the business of the Company.

      5.3 Access and Information.  Prior to the Closing Date, the Company will
          ----------------------
afford to Buyer, its counsel, accountants and other representatives, reasonable access to all of the properties, books, contracts and records of the Company and any records concerning the Company maintained and accumulated by the Company's counsel and accountants concerning the affairs of the Company which Buyer or its representatives may reasonably request subject to the provisions of the Confidentiality Agreement between Buyer and the Company (the "Confidentiality Agreement").

      6.  REPRESENTATIONS AND WARRANTIES OF BUYER.  Buyer represents and
          ---------------------------------------
warrants the following, the truth and accuracy of each of which shall constitute a condition precedent to the obligations of Sellers hereunder:

      6.1 Authority and Validity of Agreement and Instruments.      The
          ---------------------------------------------------
execution and delivery to Sellers of this Agreement and the Warrants have been, or will be at the Closing, duly authorized by the Board of Directors of Buyer and will remain authorized during the period the Warrants are exercisable. The Employment Agreements have been, or will be at the Closing, duly authorized by the Board of Directors of the Company. All of the aforementioned agreements and instruments are, or will be at the Closing, valid and binding upon the Buyer or the Company as the case may be and are, or will be at the Closing, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other laws affecting generally the enforcement of creditors' rights or the sale of Buyer's securities and except to the extent that courts may award money damages rather than specific performance of contractual provisions. The shares of the Buyer's common stock underlying the Warrants have been, or will be at the date of issuance, duly registered for public sale and will be freely tradeable on the date of exercise and will remain freely tradeable thereafter. The provision of this Section 6.1 shall survive the Closing.

      6.2 Organization and Good Standing.  Buyer is duly organized, validly
          ------------------------------
existing and in good standing under the laws of the State of California. Buyer has full corporate power and authority to carry on its business as it is now conducted and is entitled to own, lease or operate the properties and assets it now owns, leases or operates.

      6.3 Material Misstatements or Omissions.  No representations or warranties
          -----------------------------------
by Buyer contained in this Agreement or in any document, statement or certificate furnished or to be furnished to Sellers or in connection with the transactions contemplated hereby, contain, or on the Closing Date will contain, any statement of a material fact known to be untrue, or omit, or on the Closing Date will omit, to state any material known fact necessary to make the statements of fact contained therein not misleading.

      6.4 No Violation.  Neither the execution and delivery of this Agreement
          ------------
nor the consummation of the transactions contemplated hereby will violate any provisions of the Articles of Incorporation or By-laws of Buyer or any agreement to which Buyer is a party.

      6.5 Brokerage and Finder's Fees.  Other than a commitment to Jason
          ---------------------------
Workman, which shall be the sole responsibility of Buyer, Buyer has not incurred any liability to any broker, finder or agent for any brokerage fees, finder's fees or commissions with respect to the transactions contemplated by this Agreement.

     6.6  Authority.  Buyer has the full right, power and capacity to execute,
          ---------
deliver and perform its obligations under this Agreement, the Warrants and all other agreements, instruments and documents in connection herewith. The execution, delivery and performance of this Agreement, the Warrants and all other agreements, instruments and documents to be executed and delivered by Buyer in connection herewith (a) do not violate or conflict with Buyer's Articles of Incorporation or By-Laws, (b) do not conflict with any note, security agreement, lease, guaranty, license, permit, franchise or other agreement or arrangement to which Buyer is a party or by which it or its assets or properties may be bound, or any order, decree, injunction or judgment of any court, governmental authority or regulatory agency or any local, state or Federal laws, ordinances, regulations or orders applicable to Buyer, and (c) do not require the consent, approval or authorization of, or declaration, filing or registration with any governmental or regulatory authority or any third party.

     6.7  No Litigation.  There are no claims, actions, suits, proceedings or
          -------------
investigations pending or threatened in any court or before any governmental agency or before any arbitrator, by or against or affecting or relating to Buyer or any of Buyer's affiliates, at law or equity, which, if adversely determined by Buyer, would have a material adverse effect upon Buyer, its financial condition or its business operation or which may affect Buyer's right or ability to consummate this transaction and fulfill its obligations hereunder.

     6.8  Financial Condition of Buyer.  Exhibit D contains the annual report
          ----------------------------
Form 10-KSB, which contains a true, complete and correct copy of Buyer's consolidated Statement of Financial Condition, including all subsidiaries, as of December 31, 1995 and its consolidated statement of income and Statement of Cash Flows, including all subsidiaries for the twelve months ended December 31, 1995 (the "Buyer Financial Statement"). The Buyer Financial Statement is: (a) a statement prepared from the books and records of the Buyer and reviewed by its independent certified public accountants, (b) prepared substantially in accordance with the same accounting methods, practices and principles utilized in connection with the preparation of the last three annual prior financial statements issued by the Buyer, (c) sets forth fairly and completely the consolidated financial position and the results of operations of Buyer as at the relevant dates thereof and for the period covered thereby, (d) contains and reflects all necessary adjustments for a fair and complete presentation of Buyer's consolidated financial position and the results of its operations for the period covered by the Buyer Financial Statement, (e) reflects all liabilities, realized or unrealized, contingent or not contingent to which the Company is liable, except for liabilities and obligations incurred in the ordinary course of business and consistent with past practice since December
31, 1995 and (f) the reserves reflected in the Buyer Financial Statement are adequate, appropriate and reasonable.

     6.9  Offer of Warrants.      The shares issuable upon exercise of the
          -----------------
Warrants will be, when issued, duly and validly authorized and issued, and fully paid and nonassessable. The offer (as defined in Section 2(3) of the Securities Act of 1933, as amended (the

"Securities Act")) and sale (as defined in Section 2(3) of the Securities Act) of the Warrants and the underlying shares issuable upon the exercise of the Warrants, including any transactions which may be deemed included as a part of any such offer and sale, have been and will be made in conformity with Section 4(2) of the Securities Act.

     6.10 Registration Statement.  The Registration Statement pursuant to
          ----------------------
which the shares are to be issued upon exercise of the Warrants does not, and will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements included therein, in light of the circumstances under which they were made, not misleading.

      7.  COVENANTS AND AGREEMENTS OF BUYER.   Buyer hereby affords Sellers the
          ----------------------------------
following affirmative and negative covenants, thereby agreeing to do or not to do, or to cause the Company to do or not to do, as the case may be, the following, the fulfillment of each of which (except for those covenants required to be performed subsequent to the Closing) shall constitute a condition precedent to the obligations of Sellers hereunder:

      7.1 Execution of Employment Agreement.  Concurrently with the Closing,
          ---------------------------------
Buyer shall cause the Company to execute and deliver the Employment Agreement with Krasner and the Company.

     7.2  IBJ Schroder Agreement.  At or prior and as a condition to the
          ----------------------
Closing, Buyer will enter into an agreement with IBJ Schroder Bank & Trust Company (the "Bank"), which agreement shall include the following provisions:

     (a) Buyer will execute and deliver a guaranty to IBJ Schroder Bank & Trust

Company (the "Bank") in the form annexed hereto as Exhibit C-3;

     (b) Buyer will acquire by assignment the $500,000 collateral deposit with the Bank for the Pledge made by Krasner (of $400,000) and Consumer Venture Partners I, LLP ("CVP") (of $100,000) by paying such amounts respectively to Krasner and CVP pursuant to the Assignment and Assumption Agreements annexed hereto as Exhibits M-1 and M-2;

     (c) Buyer is to arrange substitute financing for the Company no later than September 30, 1996, at which time the Company's credit facility with the Bank will expire; and

     (d) Bank is to provide waivers of certain covenant defaults with respect to the Company's fiscal year ended January 28, 1996.

     7.3  Option Holders.  At or prior to the Closing, Buyer agrees to issue
          --------------
Warrants of Buyer to those certain option holders of the Company set forth on Exhibit H in the amounts set forth therein.

     7.4  Registration Agreement. Buyer will execute the Registration Agreement
          ----------------------
in the form annexed hereto as Exhibit L.

      8.  INTENTIONALLY OMITTED
          ---------------------

      9.  CONDITIONS PRECEDENT TO CLOSING.
          -------------------------------

      9.1 Conditions Precedent to Obligations of Buyer.  The Closing shall not
          --------------------------------------------
take place unless all of the following conditions not waived by Buyer have been fulfilled before, or will be fulfilled at the Closing:

      9.1.1    Correctness of Representations and Warranties.   There shall be
               ---------------------------------------------
no representation or warranty of Sellers contained in this Agreement or in the Disclosure

Schedule or in any Exhibit attached hereto which is untrue or inaccurate to any material extent or which would permit Buyer to abandon the transactions contemplated by this Agreement pursuant to the preceding section hereof. Sellers shall deliver the Disclosure Schedule to Buyer on or prior to Closing. Sellers shall have the right to update the Disclosure Schedule up to the time of the Closing.

      9.1.2    Performance of Covenants and Agreements.  There shall be no
               ---------------------------------------
covenant or agreement of Sellers contained in this Agreement and required to be performed on or before the Closing which has been breached to any material extent.

      9.1.3    Execution of Non-Competition Agreements.   The Non-Competition
               ---------------------------------------
Agreements have been duly executed and delivered to the Company.

      9.1.4    Execution of Employment Agreement.  The Employment Agreement
               ---------------------------------
shall have been duly executed and delivered by the parties thereto.

      9.1.5    Corporate Records.  Sellers shall have delivered to Buyer the
               -----------------
stock book, stock ledger, minute books, corporate seal of the Company and those contracts and agreements described in this Agreement.

      9.1.6    Resignation of Directors.  Sellers shall have delivered to Buyer
               ------------------------
written resignations of all of the directors of the Company and a release by each director of any claim against the Company in connection with his services as director.

      9.1.7    Repayment of Loans.  Prior to the Closing, all loans and advances
               ------------------
made by the Company to any individual comprising Seller or any member of their families, or any trust or other entity controlled by them shall be repaid together with any interest accrued thereon.

      9.1.8    No Government Proceeding or Litigation.  Except as set forth in
               --------------------------------------
the Disclosure Schedule, no suit, action, investigation, inquiry or other proceeding by any governmental body or other person or legal or administrative proceeding shall have been instituted or threatened which (a) questions the validity or legality of the transactions contemplated hereby, (b) in the sole and exclusive judgment of Buyer materially impairs Buyer's ability to exercise control over or manage the business and affairs of the Company after the Closing, or (c) in the sole and exclusive judgment of Buyer might have a material adverse effect on the business or financial condition of the Company.

      9.1.9    No Injunction.  On the Closing Date, there shall be no effective
               -------------
injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided or imposing any conditions on the consummation of the transactions contemplated hereby which the Buyer deems unacceptable in its sole discretion.

      9.1.10   Material Change.  From the date of the Balance Sheet to the
               ---------------
Closing Date, the Company shall not have suffered any material adverse change (whether or not such change is referred to or described in any supplement to the Disclosure Schedule) in its business, financial condition, working capital, assets, liabilities (absolute, accrued, contingent or otherwise), reserves or operations.

      9.1.11   Consents Obtained.  All required consents referred to herein
               -----------------
shall have been obtained.


      9.1.12   Opinion of the Sellers' Counsel.  The Sellers shall have
               -------------------------------
delivered to Buyer
an opinion of Cooperman Levitt Winikoff Lester & Newman, P.C., counsel to the Sellers, dated as of the date of the Closing, in form and substance satisfactory to Buyer, covering the matters set forth in Exhibit I hereto.

      9.1.13    Ogust Agreement.  The execution and delivery of each of (a) the
                ---------------
Settlement Agreement between the Company and KGI Fashions, Inc., and Chelonian Signatories, Inc., Element Publishers, Inc., Richard Ogust, Catherine Ogust and Samuel Ogust, substantially in the form annexed hereto as Exhibit K, and (b) all other documents and agreements referred to therein, including Buyer's delivery of the Warrants and its commitment to grant Warrants to Ogust, the Escrow Agreement, the Royalty Agreement and the Non-Competition Agreement.

      9.2      Conditions Precedent to the Obligations  of  Sellers.  The
               ----------------------------------------------------
Closing shall not take place unless all of the following conditions not waived by Sellers are fulfilled before, or will be fulfilled at, the Closing:

      9.2.1    Correctness of Representations and Warranties.  There shall be no
               ---------------------------------------------
representation or warranty of Buyer contained in this Agreement which is untrue or inaccurate to any material extent or which would permit Sellers to abandon the transactions contemplated by this Agreement pursuant to the preceding section hereof.

      9.2.2    Purchase Price.  Sellers shall have received the Purchase Price
               --------------
to be paid in accordance with Section 1.2 hereof.

      9.2.3     Performance of Covenants and Agreement.  There shall be no
                --------------------------------------
covenant or agreement of Buyer contained in this Agreement and required to be performed on or before the Closing which has been breached to any material extent.

     9.2.4     No Governmental Proceeding or Litigation.  No suit, action,
               ----------------------------------------
investigation, inquiry or other proceeding by any governmental body or other person or legal or administrative proceeding shall have been instituted or threatened which (a) questions the validity or legality of the transactions contemplated hereby, (b) in the sole and exclusive judgment of the Sellers materially affects Buyer's ability to exercise control over or manage the business or affairs of the Company after the Closing, or (c) in the sole and exclusive judgment of the Sellers might have a material effect on the business or financial condition of Buyer.

     9.2.5     No Injunction. On the Closing Date, there shall be no effective
               -------------
injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided or imposing any conditions on the consummation of the transactions completed hereby which the Seller deems unacceptable in its sole discretion.

     9.2.6     Material Change.  From the date of the Buyer Balance Sheet to the
               ---------------
Closing Date, the Buyer shall not have suffered any material adverse change in its business, financial condition, working capital, assets, liabilities (absolute, accrued, contingent or otherwise), reserves or operations.

     9.2.7     Consents Obtained.  All required consents referred to herein
               -----------------
shall have been obtained.

     9.2.8     Opinion of Buyer's Counsel.  Buyer shall have delivered to
               --------------------------
Sellers an opinion of William R. Black, Esq., counsel to Buyer, dated as of the date of the Closing, in form and substance satisfactory to Sellers, covering the matters set forth in Exhibit J hereto.

     9.2.9     Repayment of Loans.  Prior to the Closing, all loans and advances
               ------------------
made by the Company to Buyer shall be repaid together with any interest accrued thereon.

     9.2.10    Execution of Employment Agreement.  The Employment Agreement
               ---------------------------------
shall have been duly executed and delivered by the parties thereto.

     9.2.11    Ogust Agreement.  The execution and delivery of each of (a) the
               ---------------
Settlement Agreement between the Company and KGI Fashions, Inc., and Chelonian Signatories, Inc., Element Publishers, Inc., Richard Ogust, Catherine Ogust and Samuel Ogust, substantially in the form annexed hereto as Exhibit K, and (b) all other documents and agreements referred to therein, including the Buyer's delivery of the Warrants and its commitment to grant Warrants to Ogust, the Escrow Agreement, the Royalty Agreement and the Non-Competition Agreement.

      9.2.12   Execution of Registration Agreement.  The Registration Agreement
               -----------------------------------
shall have been duly executed and delivered by the parties thereto.

      9.3      Regulatory Approvals.  The Closing shall not take place until any
               ---------------------
required regulatory approvals have been obtained.

      10.      SELLER'S INDEMNITIES.
               --------------------

      10.1     Indemnity Obligation.  Subject to the other express provisions of
               --------------------
this Section 10, Sellers shall indemnify, defend and hold Buyer harmless against and in respect of any and all third party claims, demands, losses, costs, expenses, obligations, liabilities, judgments, damages, recoveries, and deficiencies, including interest, penalties and reasonable attorneys' fees, that Buyer shall incur or suffer which arise, result from or relate to any Event of Indemnity (as hereafter defined).

      10.2     Event of Indemnity.  The occurrence of any one or more of the
               ------------------
following events which expose Buyer to a third party claim ("Event of Indemnity") shall give Buyer the right to indemnity as provided in Section 10.1 hereof:

     (a) Any material untruth or inaccuracy of the Sellers or the Company set forth in this Agreement, in the Disclosure Schedule or in any Exhibit or Schedule attached hereto or in any certificate required of Sellers to be delivered hereunder, as well as any failure to disclose a material fact thereunder;

     (b) Any material breach of Sellers' covenants and agreements set forth herein shall be an Event of Indemnity; or

     (c) Any and all claims, demands, suits, actions, causes of action, proceedings, losses, liabilities, judgments (including, but not limited to, reasonable costs and reasonable legal and other expenses), incident to any of the matters indemnified and defended against in Section 10.2.

      10.3     Procedure for Making Claims for Indemnity.  In  the event that
               -----------------------------------------
Buyer shall have any claim or claims for indemnity under Section 10 of this Agreement, Buyer (the "Indemnified Person" upon the giving of written notice) shall give written notice to Sellers of the nature and basis of such claim or claims and the amount (or estimated amount) thereof. The Indemnified Person shall provide the Sellers with copies of any claims or other documents received and make available to the Sellers all relevant information (in its possession) which is material to the defense of any losses or claims against the Indemnified Person which shall serve as the basis for a claim by the Indemnified Person relating to such losses or claims pursuant to the terms hereof. The

Seller or Sellers responsible for the event which gave rise to the claimed for indemnity agrees to defend, contest or otherwise protect the Buyer or the Company against any such suit, action, investigation, claim or proceeding at such Sellers' sole cost and expense. Buyer or the Company shall have the right, but not the obligation, to participate at its own expense in the defense thereof by counsel of the Buyer's or the Company's choice. In the event that such Sellers fail timely to defend, contest or otherwise protect against any such suit, action, investigation, claim or proceeding, the Buyer or the Company shall have the right to do so, including, without limitation, the right to make any compromise or settlement thereof, and Buyer shall be entitled to recover the entire cost thereof from such Sellers to the extent of the Buyer's rights to indemnification hereunder, including without limitation, reasonable attorneys' fees, disbursements and amounts paid as the result of such suit, action, investigation, claim or proceeding. At such time and to the extent that Buyer has made payment with respect to a third party claim for which it is entitled to indemnity hereunder and/or incurred expenses in connection with defending such claim, Buyer will be entitled to an offset against any balance due to such Sellers. In the event that there are no further amounts due such Sellers, Buyer shall be entitled to recover from such Sellers the amount not
offset to the extent of Buyer's rights to indemnification hereunder.   If
Sellers contend that the Buyer or the Company is not entitled to the indemnification claimed, Sellers shall give written notice to the Buyer and the Company of Sellers objection to such claim within thirty (30) days after the date that the notice of such claim is first received by Sellers. In the event that written notice of objection is received by the Buyer and the Company within such thirty (30) day period, such dispute shall be finally resolved by means of an arbitration proceeding. The costs of the arbitration shall be born equally by the parties, except that each party shall pay its own attorneys' fees. Any arbitration award, whether in favor of the Buyer, the Company or the Sellers shall include interest on the amount of the award at the rate of 5% simple per annum. In the event that written notice of objection is not delivered to the Buyer and the Company by Sellers within such thirty (30) day period, or if Sellers accept the claim for indemnity, or if the arbitration proceeding results in any award in favor of the Buyer or the Company, the liability of Sellers under these indemnity provisions shall be deemed conclusive.

     If any claim or lawsuit involves a matter which falls within the scope of the Company's insurance coverage, then and in such event the provisions of this
Section 10 shall apply only with respect to any claims incurred by the Indemnified Person, that exceed the amounts payable to such Indemnified Person by the insurance carrier on account of such claim. The parties agree to promptly notify the insurance carrier of the Company of all claims that fall within the scope of the relevant insurance coverage.

      10.4     Joint and Several Indemnity.   The indemnity obligations under
               ---------------------------
Section 4.2 are solely the obligation of the two trusts dated February 5, 1985 and June 15, 1970, respectively, as Common Shareholders. The indemnity obligations of Sellers under Section 4.1 shall be joint and several. As to any joint obligation, in the first instance, Buyer will seek to recover from such Sellers in proportion to the portion of the Purchase Price received and receivable by each such Seller. A dispute between or among the individual Sellers shall not affect or limit Buyer's indemnity rights under Section 10.1.

      10.5     Limitation on Indemnity.
               -----------------------

     (a) Notwithstanding the provisions of Section 10.1 hereof, Sellers shall be obligated to indemnify the Indemnified Person with respect to any of all Events of Indemnity only to the extent that such indemnity obligations, in the aggregate, exceed the sum of $100,000 (the "Cushion Amount"); provided, however, Sellers may allocate such Cushion Amount among themselves as they may mutually agree.

     (b) Notwithstanding any provision in this Agreement to the contrary, the maximum indemnity obligation for any Seller shall be the total consideration received by such Seller under Section 1.2.

     (c) There shall be no indemnity obligation under Section 4.2.2 unless and until the amount thereof, in the aggregate, exceeds any tax refunds, tax credits and other tax benefits (e.g., net operating loss carryforward) which may be enjoyed by the Company subsequent to Closing, based upon events or operations occurring or returns filed on or prior to the Closing Date (the "Tax Benefits"), in which event, such indemnity obligation shall apply only to the extent such excess amount exceeds the Tax Benefit and any available Cushion Amount.

10A. BUYER'S INDEMNITIES.
     -------------------

      10A.1    Indemnity Obligation.  Subject to the other express provisions of
               --------------------
this Section 10A, Buyer shall indemnify, defend and hold Sellers harmless against and in respect of any and all third party claims, demands, losses, costs, expenses, obligations, liabilities, judgments, damages, recoveries, and deficiencies, including interest, penalties and reasonable attorneys' fees, that Sellers shall incur or suffer which arise, result from or relate to any Sellers' Event of Indemnity (as hereafter defined).

      10A.2    Sellers' Event of Indemnity.  The occurrence of any one or more
               ---------------------------
of the following events which expose any of the Sellers to a third party claim ("Sellers' Event of Indemnity") shall give Sellers the right to indemnity as provided in Section 10.A hereof:

     (a) Any material untruth or inaccuracy of the Buyers set forth in this Agreement or in any Exhibit or Schedule attached hereto or in any certificate required of Buyer to be delivered hereunder, as well as any failure to disclose a material fact thereunder;

     (b) Any material breach of Buyer's covenants and agreements set forth herein shall be an Event of Indemnity; or

     (c) Any claim by the Bank against Krasner with respect to Krasner's guaranty of certain obligations of the Company to the Bank;

     (d) Any and all claims, demands, suits, actions, causes of action, proceedings, losses, liabilities, judgments (including, but not limited to, reasonable costs and reasonable legal and other expenses), incident to any of the matters indemnified and defended against in Section 10A.2.

      10A.3    Procedure for Making Claims for Indemnity.  In  the event that
               -----------------------------------------
Sellers shall have any claim or claims for indemnity under Section 10A of this Agreement, Sellers (for purposes of this Section 10A, the "Indemnified Person" upon the giving of written notice) shall give written notice to Buyer of the nature and basis of such claim or claims and the amount (or estimated amount) thereof. The Indemnified Person shall provide the Buyer with copies of any claims or other documents received and make available to the Buyer all relevant information (in its possession) which is material to the defense of any losses or claims against the Indemnified Person which shall serve as the basis for a claim by the Indemnified Person relating to such losses or claims pursuant to the terms hereof. Buyer agrees to defend, contest or otherwise protect the Indemnified Person against any such suit, action, investigation, claim or proceeding at Buyer's sole cost and expense. The Indemnified Person shall have the right, but not the obligation, to participate at its own expense in the defense thereof by counsel of such person's choice. In the event that Buyer fails timely to defend, contest or otherwise protect against any such suit, action, investigation, claim or proceeding, the Indemnified Person shall have the right to do so, including, without limitation, the right to make any compromise or settlement thereof, and such person shall be entitled to recover the entire cost thereof from Buyer to the extent of such person's rights to indemnification hereunder, including without limitation, reasonable attorneys' fees, disbursements and amounts paid as the result of such suit, action, investigation, claim or proceeding. If Buyer contends that the Indemnified Person is not entitled to the indemnification claimed, Buyer shall give written notice to such person of Buyer's objection to such claim within thirty (30) days after the date that the notice of such claim is first received by Buyer. In the event that written notice of objection is received by the Indemnified Person within such thirty (30) day period, such dispute shall be finally resolved by means of an arbitration proceeding. The costs of the arbitration shall be born equally by the parties, except that each party shall pay its own attorneys' fees. Any arbitration award, whether in favor of the Buyer or the Indemnified Person shall include interest on the amount of the award at the rate of 5% simple per annum. In the event that written notice of objection is not delivered to the Indemnified Person by Buyer within such thirty (30) day period, or if Buyer accepts the claim for indemnity, or if the arbitration proceeding results in any award in favor of the Indemnified Person, the liability of Buyer under these indemnity provisions shall be deemed conclusive.

     If any claim or lawsuit involves a matter which falls within the scope of insurance coverage, then and in such event the provisions of this Section 10 shall apply only with respect to any claims incurred that exceed the amounts payable by the insurance carrier on account of such claim. The parties agree to promptly notify the insurance carrier of all claims under this Section that fall within the scope of the relevant insurance coverage.

      10A.4    Limitation on Indemnity.  The maximum amount Buyer shall be
               -----------------------
obligated to indemnify the Indemnified Person for with respect to any or all Events of Default shall not exceed an amount equal to the Purchase Price.

      11. SURVIVAL OF REPRESENTATIONS AND WARRANTIES   Each of the
          ------------------------------------------
representations and warranties made by Sellers and made by Buyer shall survive the Closing of the transactions contemplated in this Agreement, provided however, that the right of Indemnity shall cease if action is not taken by the Indemnified Person prior to the following dates, to wit

     a) For any claim relating to the representations in Section 4.2.3 and 4.2.4, 180 days after the Closing;

     b) For any claim relating to representations in Section 4.2.2, the sixth annual anniversary of the Closing;

     c) For any claim other than those set forth in subsection (a) and (b) above, July 1,1997.

     It is expressly understood and agreed that neither the Company, the Sellers, nor the Buyer, nor their officers or agents has made any warranty or agreement, express or implied, as to the tax consequences of the transactions contemplated by this Agreement or the tax consequences of any action pursuant to or growing out of this Agreement. The parties agree to treat all payments required to be made under this Agreement or any exhibit thereto in a consistent manner when reporting all of the transactions for tax purposes.

      12.      OTHER REMEDIES.
               ---------------

      12.1     Remedies.  None of the remedies provided for herein is intended
               --------
to be exclusive, and each party shall have all other remedies now or hereafter existing at law or in equity or by statute or otherwise, and the election of any one or more remedies shall not constitute a waiver of the right to pursue other available remedies.

      13.      RELATED MATTERS.
               ---------------

      13.1     Confidentiality.  Each party hereto will hold and will cause its
               ---------------
consultants and advisors to hold in strict confidence in a manner consistent with the Confidentiality Agreement, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all documents and information concerning the other party furnished it by such other party or its representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (i) previously known by the party to which it was furnished, (ii) in the public domain through no fault of the party to which it was furnished, or (iii) later lawfully acquired from other sources other than by the party to which it was furnished, and each party will not release or disclose such information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors in connection with this Agreement.

      13.2     Disclosure Schedule.  Sellers will deliver a complete Disclosure
               -------------------
Schedule to Buyer on or prior to the Closing, except that such Disclosure Schedule shall be subject to amendment or modification and shall be amended or modified based on events occurring subsequent to the delivery of the Disclosure Schedule and prior to the Closing.

      13.3     Non-Solicitation of Employees.  From the date hereof until the
               -----------------------------
expiration of a period of one year following the date hereof, neither the Sellers, nor any entity which they are then in control thereof, shall solicit the employment or services as an employee, any person who is on the date hereof is an officer or employee of the Company.

      13.4     Employment Agreement; Martin P. Krasner.  Krasner, the Company
               ---------------------------------------
and the Buyer hereby agree that the Employment Agreement set forth in Exhibit G between Krasner and the Company will, at the Closing, be valid and binding upon the parties thereto and will be at the Closing enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other laws affecting generally the enforcement of creditors' rights.

      14.      GENERAL PROVISIONS.
               -------------------

      14.1     Notices.  All notices, requests, demands, claims and other
               -------
communications hereunder shall be in writing and shall be deemed to have been duly given (i) if personally delivered, (ii) if mailed, five business days after having been sent by registered or certified mail, return receipt requested, postage prepaid, addressed to the intended recipient as set forth below, (iii) if given by telex or telecopier, once such notice or other communication is transmitted to the telex or telecopier number specified below and the appropriate answer back or telephonic confirmation is received, provided that such notice or other communication is promptly thereafter mailed in accordance with the provisions of clause (ii) above, or
(iv) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being so sent:

     If to Buyer:

          THE L. L. KNICKERBOCKER CO., INC.
          30055 Comercio
          Rancho Santa Margarita, CA. 92688
          Facsimile  (714) 858-4960


     Copy to:

          William R. Black, Esq.
          29 Summitcrest
          Dove Canyon, CA 92679
          Facsimile (714) 888-7700

     If to Sellers:

          (See addresses set forth on Exhibit A)

     If to the Company:

          KRASNER GROUP, INC.
          40 West 37th Street
          Penthouse
          New York, New York  10018
          Attention: Martin P. Krasner
          Facsimile: (212) 268-4209
          with a copy to:

          KRASNER GROUP, INC.
          c/o THE L. L. KNICKERBOCKER CO., INC.
          30055 Comercio
          Rancho Santa Margarita, CA. 92688
          Facsimile  (714) 858-4960

     Any party may give any notice, request, demand, claim or other communication hereunder using any other means (including ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

      14.2  Arbitration.  The parties hereby agree to submit all  controversies,
            -----------
claims and matters of difference arising out of or relating to this Agreement and the transactions contemplated hereby to arbitration before three arbitrators according to the rules and practices of the American Arbitration Association from time to time in force. Such arbitration shall be conducted in New York City, New York. This submission and agreement to arbitrate shall be specifically enforceable. Without limiting the generality of the foregoing, the following shall be considered controversies for this purpose: (a) all questions relating to the breach of any obligation, warranty or condition hereunder; (b) failure of any party to deny or reject a claim or demand of any other party; and
(c) all questions as to whether the right to arbitrate any question exists. Arbitration may proceed in the absence of any party if written notice (pursuant to the American Arbitration Association's rules and regulations) of the proceedings has been given to such party. The parties agree to abide by all awards rendered in such proceedings. Such awards shall be final and binding on all parties to the extent, and in the manner, provided by New York statute. Such awards shall not be subject to appeal. All such awards may be filed with the Clerk of the appropriate New York Court as a basis of judgment and of the issuance of execution for its collection and, at the election of the party making such filing, with the clerk of one or more other courts, state or federal, having jurisdiction over the party against whom such an award is rendered or the property of said party.

      14.3     Entire Agreement.  This Agreement and the Exhibits, Schedules and
               ----------------
certificates specifically referred to herein or required to be delivered pursuant to the terms hereof represent the entire agreement of the parties hereto with respect to the subject matter hereof superseding all prior agreements, understandings, discussions, negotiations, representations and commitments of any kind. This Agreement may not be amended or supplemented, nor may any rights hereunder be waived, except in a writing signed by each of the parties affected thereby.

      14.4     Section Headings.  The section headings in this Agreement are
               ----------------
included for convenience only, are not a part of this Agreement and shall not be used in construing it.

      14.5     Severability.  In the event that any provision or any part of any
               ------------
provision of this Agreement is held to be illegal, invalid or unenforceable in any jurisdiction, as to such jurisdiction, such illegality, invalidity or unenforceability shall not affect the validity or enforceability of any other provision or part hereof. Any such illegality, invalidity or unenforceability shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law, the parties hereby waive any provision of law that renders any provision illegal, invalid or unenforceable in any respect. In addition, in the event of any such illegality, invalidity or unenforceability, the parties agree that it is their intention and agreement that such provision which is held or determined to be illegal, invalid or unenforceable as written, in any jurisdiction shall nonetheless be in force and binding to the fullest extent permitted by the law of the jurisdiction as though such provision had been written in such a manner and to such an extent as to be enforceable under the circumstances. Without limiting the foregoing, with respect to any restrictive covenant contained in this Agreement or in its exhibits, if it is determined that any such provision is excessive as to duration or scope, it is intended that it nonetheless be enforced for such shorter duration or with such narrower scope as will render it enforceable.

      14.6     Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      14.7     Further Assurances.  Each party hereto shall execute and deliver
               ------------------
such instruments and take such other actions as the other party or parties, as the case may be, may reasonably require in order to carry out the intent of this Agreement.

      14.8     Waiver of Compliance.  Any failure of the Sellers, on the one
               --------------------
hand, or Buyer, on the other, to comply with any obligation, agreement or condition herein may be expressly waived in writing by the party having the right to insist upon performance of such obligation, agreement or condition; but such waiver or failure to insist upon strict compliance with such obligation, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

      14.9     Expenses.  All expenses incurred by or on behalf of Sellers in
               --------
connection with the preparation, authorization, execution and performance of this Agreement (including but not limited to all fees and expenses of agents, representatives, shall be paid by the Company except that the Company shall not pay the counsel fees of the individual Sellers, other than Cooperman Levitt Winikoff Lester & Newman. Buyer shall pay all expenses incurred by or on behalf of Buyer in connection with the preparation, authorization, execution and performance of this Agreement, including but not limited to all fees of its agents, representatives and counsel.

      14.10    Assignment.  This Agreement and all of the provisions hereof
               ----------
shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except by operation of law and except that Buyer may assign its rights, but not its obligations, under this Agreement to any wholly owned subsidiary of Buyer. If such assignment shall be made by Buyer, such subsidiary shall be entitled to all of the rights and shall assume all of the obligations of Buyer hereunder, provided, however, that Buyer shall guarantee the payment and performance of such subsidiary's obligations under this Agreement, shall be and remain primarily liable therefor and shall deliver evidence thereof reasonably satisfactory to the Sellers.

      14.11    Publicity   Neither the Company nor Buyer shall make or issue, or
               ---------
cause to be made or issued, any announcement or written statement concerning this Agreement or the transactions contemplated hereby for dissemination to the general public prior to the Closing Date without the prior consent of the other party. This provision shall not apply, however, to any announcements made after the Closing Date, or to any announcement or written statement required to be made by law or the regulations of any federal or state governmental agency or any stock exchange, except that the party required to make such announcement shall, whenever practicable, consult with the other party concerning the timing and content of such announcement before such announcement is made.

      14.12    Governing Law.  This Agreement and the legal relations among the
               -------------
parties hereto shall be governed by and construed in accordance with the laws of the State of New York.

      14.13    Third Parties.  Except as specifically set forth or referred to
               -------------
herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or corporation other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

      14.14      Construction:
                 -------------

      14.14.1    No Strict Construction.  The language used in this Agreement
                 ----------------------
will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any other party. Whenever required by the context, any gender shall include any other gender, the singular shall include the plural and the plural shall include the singular. The words "herein", "hereof ", "hereunder" and words of similar import shall refer to the Agreement as a whole and not to a particular section.

     14.14.2  Independent Significance.  The parties hereto intend that each
              ------------------------
representation, warranty and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) that the party has not breached, shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

     IN WITNESS WHEREOF, the parties have duly executed Agreement as of the date first above mentioned.

THE L. L. KNICKERBOCKER CO., INC.


By: ___________________________________


KRASNER GROUP, INC.


By: __________________________________



MARTIN P. KRASNER AND INA OSTROW, AS TRUSTEES
U/I DTD. 2/5/85 FBO MARTIN P. KRASNER


By:___________________________________

MARTIN AND STEPHANIE KRASNER, AS TRUSTEES
U/I DTD. JUNE 15, 1970


By:___________________________________


JOAN GLASER, AS EXECUTOR OF THE
ESTATE OF MURRAY GLASER


By:___________________________________



______________________________________
F. WILLIAM GRAHAM


CONSUMER VENTURE PARTNERS I, L.P.


By: ___________________________________


DONALD F. SWANSON, AS TRUSTEE,
DONALD F. SWANSON REVOCABLE TRUST
U/A DATED DECEMBER 22, 1988


By:___________________________________

As to Section 13.4                       As to Section 4.2


_____________________________________    _____________________________
MARTIN P. KRASNER                        MARTIN P. KRASNER, as Trustee
                                         under Instruments dated
                                         February 5, 1985 and
                                         June 15, 1970

                                   Exhibit A

                              Krasner Group, Inc.

                           List of Holders of Equity Interest


                                                              (1)Purchase   Inventory
Sellers                                              Shares         Price  Liquidation   Address                        Tax I.D. No.
- ------------------------------------------------   ---------- -----------  -----------   ---------------------------    ------------
(1)Common Stock:

    Martin P. Krasner & Ina Ostrow, Trustees U/I                                          29 Wilputte Place              58-6210812
    Dtd. 2/5/85 FBO Martin P. Krasner                555,621     133,349                  New Rochelle, NY  10804

    Martin and Stephanie Krasner, Trustees U/I                                            29 Wilputte Place              13-6597826
    Dtd. June 15, 1970                               396,879      95,251                  New Rochelle, NY  10804

    Estate of Murray Glaser                          266,525      63,966                  c/o Joan Glaser                ###-##-####
                                                                                          525 East 86 Street
                                                                                          New York, NY  10028

    F. William Graham                                138,889      33,333                  3200 Coastal Highway           ###-##-####
                                                                                          St. Augustine, FL  32095
                                                   ---------- -----------  -----------

           Subtotal                                1,357,914     325,899           0
                                                   ---------- -----------  -----------

Convertible Preferred Stock:

    Consumer Venture Partners I, L.P.              1,500,000   1,209,677     290,323      3 Pickwick Plaza               06-1182943
                                                                                          Greenwich, CT  06830

    Donald F. Swanson, Trustee,
    Donald F. Swanson Revocable Trust                                                     2171 Gulf Shore Blvd. No.      ###-##-####
    U/A Dated December 22, 1988                       50,000      40,323       9,677      Naples, FL  34102
                                                   ---------- -----------  -----------
           Subtotal                                1,550,000   1,250,000     300,000
                                                   ---------- -----------  -----------

TOTAL                                              2,907,914   1,575,899     300,000
                                                   ========== ===========  ===========


(1) Common @ $0.24 per share; Preferred @ $1.00 per share, less contingent payment.

                                   Exhibit B
                             Inventory Liquidation
                       (Pursuant to (P)1.2.3(c) and (P)2)


A. In determining the amount of the Proceeds from the liquidation of the Company's Closing Inventory as used in Section 1.2.3(c) and Section 2, the following definitions shall apply:

    1. "Closing Inventory" means the aggregate, on a consolidated basis, each item of the Company's finished goods, work-in-process and raw materials on hand as of the effective date of the Closing.

    2.  "Proceeds" means:

        (i) as to each item of finished goods in the Closing Inventory, the lower of the Net Sales Price or the Cost of such item as reflected in the Closing Inventory;

        (ii) as to each item of raw material or work-in-process, the Cost of such item as reflected in the Closing Inventory; each such item shall, for the purposes of this Schedule, be deemed sold, as to raw material, when put into production, and as to work-in-process, when put into finished goods, provided that in each such case it is reasonably believed that such items will be sold in the normal course.

    3. "Net Sales Price" means the invoice amount, less freight, sales tax, and any discounts taken by customer or other amounts not paid by the customer.

     4. "Cost" means the purchase price of each item in the Closing Inventory plus duty and inbound freight, if any, consistent with past practice.

B. Inventory sold and/or used in production will be monitored by a report which lists each item in the Closing Inventory which was sold during the applicable period, the Cost per Item, and extended Cost of the items sold. A separate report will monitor any items sold for less than Cost.

                                  EXHIBIT C-1

                        STOCK OPTION AGREEMENT UNDER THE
                       THE L. L. KNICKERBOCKER CO., INC.
                  1995 AMENDED AND RESTATED STOCK OPTION PLAN



     THIS STOCK OPTION AGREEMENT is entered into this ____ day of ______________, 19___ between The L. L. Knickerbocker Co., Inc., a California corporation (the "Corporation" or " Grantor") and ____________________, employee, director, officer or independent consultant of the Corporation (the "Grantee") with respect to the following facts:

     WHEREAS, pursuant and subject to the Corporation's Stock Option Plan, a copy of which is attached hereto as Exhibit "A" and incorporated herein by this reference (the "Plan"), the Corporation's Board of Directors has determined that it is to the advantage and interest of the Corporation and its stockholders to grant the option provided for herein to Grantee.

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

     1.  Grant of Option.  The Corporation hereby grants to Grantee the right
         ---------------
and option to purchase, on the terms and conditions heretofore set forth, all or any part of an aggregate of _________ shares of the Corporation's Common Stock.

     2.  Purchase Price.  The purchase price of each share of the Corporation's
         --------------
Common Stock subject to the Option shall be $____ per share, which is the closing price of the Common Stock on NASDAQ as of the date first written above.

     3.  Term of Option.  The term of the Option shall be ten years from the
         --------------
date hereof, subject to the provisions of the Plan with respect to termination of employment, death or disability of Grantee. Any portion of the Option not exercised prior to the termination of the Option shall thereupon become null and void.

     4.  Time and Manner of Exercise.  The Option shall become exercisable in
         ---------------------------
full on June __, 1996.   However, the Option shall become fully vested on the
occurrence of either one of the following events: (i) a merger in which the Corporation is not the surviving corporation as provided for in Section 9 of the Plan, or (ii) a Change of Control of the Corporation as provided for in Sections 11 and 12 of the Plan.

     5.  Antidilution Provisions.  The number of shares that Grantee is entitled
         -----------------------
to purchase upon the exercise of this Option and the purchase price of those shares are subject only to the adjustments set forth in Section 9 of the Plan.

     6.  Representations of Grantor.  So long as this Option remains outstanding
         --------------------------
and unexpired, Grantor will reserve for issuance upon the exercise of this Option the number of shares of Grantor's Common Stock that are subject to this Option. The shares of Common Stock of Grantor subject to this Option shall,
when issued, be validly issued, fully paid and nonassessable.   Grantor will
pay, when due and payable, any and all federal and state taxes or fees that may be payable by Grantor with respect to the grant of this Option or the issuance of any shares of Common Stock or certificates therefore subject to this Option. However, this does not include any federal, state or other personal income tax payable by the Grantee by virtue of (i) the grant of this Option; (ii) the issuance of any shares of Common Stock upon exercise thereof; or (iii) any subsequent disposition of such shares which shall remain the obligation of Grantee.

     7.  Withholding Taxes.  If the Corporation determines that it is required
         ------------------
to withhold federal, state or local tax as a result of the exercise of this Option, the Grantee, as a condition to the exercise of this Option, shall make arrangements satisfactory to the Corporation to enable it to satisfy such withholding requirements.

     8.  Notice.  Any notice, request or instructions given in connection with
         ------
this Option shall be in writing and shall be delivered in person or by certified mail as follows:

         (a)  If to Grantor, at

              30055 Comercio,
              Rancho Santa Margarita, California 92688
              Attention: Corporate Secretary

         (b)  If to Grantee, at

              ________________________________

              ________________________________

              ________________________________

         (c) Notice may be given at such other address as either of the parties shall have given notice to the other in accordance with the provisions hereof.

     9.  Committee Determination Final.  The interpretation and construction of
         -----------------------------
the Plan and this Stock Option Agreement, including any inconsistency between the two documents, shall be reserved to and made by the Committee of the Board of Directors provided for under the Plan. The Committee's determination shall be final as between the parties hereto unless otherwise determined by the Board of Directors of Grantor.

     10.  Governing Law.  This Option is granted and delivered in the State of
          -------------
California and is intended to be construed and enforced under the laws thereof.


     IN WITNESS WHEREOF, this Option is executed on behalf of Grantor and its duly authorized officers and by Grantee as of this ____ day of __________, 19___.


                                        THE L. L. KNICKERBOCKER CO., INC.,
                                        a California corporation


                                        By:  ______________________________



                                        GRANTEE:


                                        ___________________________________

                                        ___________________________________
                                        Type or Print Name


                                        ___________________________________
                                        Social Security Number

                                  EXHIBIT C-2

THESE SECURITIES MAY NOT BE PUBLICLY OFFERED OR SOLD UNLESS AT THE TIME OF SUCH OFFER OR SALE, THE PERSON MAKING SUCH OFFER OR SALE DELIVERS A PROSPECTUS MEETING THE REQUIREMENTS OF SECTION 10 OF THE SECURITIES ACT OF 1933 FORMING A PART OF A REGISTRATION STATEMENT, OR POST-EFFECTIVE AMENDMENT THERETO, WHICH IS EFFECTIVE UNDER SAID ACT, UNLESS IN THE OPINION OF COUNSEL TO THE CORPORATION, SUCH OFFER AND SALE IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF SAID ACT.



                                    WARRANT

               For the Purchase of Common Stock, No Par Value, of
                        THE L.L. KNICKERBOCKER CO., INC.
            (Incorporated Under the Laws of the State of California)

                        Void After 5 P.M. June __, 2001

                                                             Warrant to Purchase
                                                       (                ) Shares
                                 -----------------------------------------------


     THIS IS TO CERTIFY, that, for value received, _______________ (the "Holder") or registered assigns, is entitled, subject to the terms and conditions hereinafter set forth, on or after ____________ __ 1996 and at any time prior to 5 P.M., California Time, on _______ __, 2001 but not thereafter, to purchase such number of shares (the "Shares") of Common Stock, no par value (the "Common Stock"), of THE L.L. KNICKERBOCKER CO., INC., a California corporation (the "Company"), from the Company as is set forth above and upon payment to the Company of $____ per share (the "Purchase Price") if and to the extent this Warrant is exercised, in whole or in part, during the period this Warrant remains in force, subject in all cases to adjustment as provided in
Article II hereof, and to receive a certificate or certificates representing the Shares so purchased, upon presentation and surrender to the Company of this Warrant, with the form of subscription attached hereto duly executed, and accompanied by payment of the Purchase Price of each Share purchased.

1.     Terms of the Warrant

       1.1  Time of Exercise.  Subject to the provisions of Sections 1.5
            ----------------
hereof, this Warrant may be exercised at any time and from time to time after 9:00 A.M., California time, on _______ __, 1996 (the "Exercise Commencement Date"), but no later than 5:00 P.M., ________ __, 2001 (the "Expiration Time") at which it shall become void, and all rights hereunder shall thereupon cease.

       1.2  Manner of Exercise.
            ------------------

          1.2.1 The Holder may exercise this Warrant, in whole or in part, upon surrender of this Warrant with the form of subscription attached hereto duly executed, to the Company at its corporate office in Rancho Santa Margarita, California together with the full Purchase Price for each Share to be purchased in lawful money of the United States, or by certified check, bank draft or postal or express money order payable in United States dollars to the order of the Company, and upon compliance with and subject to the conditions set forth herein.

          1.2.2 Upon receipt of this Warrant with the form of subscription duly executed and accompanied by payment of the aggregate Purchase Price for the Shares for which this Warrant is then being exercised, the Company shall cause to be issued certificates for the total number of whole Shares for which this Warrant is being exercised in such denominations as are required for delivery to the Holder, and the Company shall thereupon deliver such certificates to the Holder or its nominee.

          1.2.3 In case the Holder shall exercise this Warrant with respect to less than all of the Shares that may be purchased under this Warrant, the Company shall execute a new Warrant for the balance of the Shares that may be purchased upon exercise of this Warrant and deliver such new Warrant to the Holder.

          1.2.4 The Company covenants and agrees that it will pay when due and payable any and all taxes which may be payable in respect of the issue of this Warrant, or the issue of any Shares upon the exercise of this Warrant. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance or delivery of this Warrant or of the Shares in a name other than that of the Holder at the time of surrender, and until the payment of such tax the Company shall not be required to issue such Shares.

       1.3  Exchange of Warrant.  This Warrant may be split-up, combined or
            -------------------
exchanged for another Warrant or Warrants of like tenor to purchase a like aggregate number of Shares. If the Holder desires to split-up, combine or exchange this Warrant, he shall make such request in writing delivered to the Company at its corporate office and shall surrender this Warrant and any other Warrants to be so split-up, combined or exchange, the Company shall execute and deliver to the person entitled thereto a Warrant or Warrants, as the case may be, as so requested. The Company shall not be required to effect any split-up, combination or exchange which will result in the issuance of a Warrant entitling the Holder to purchase upon exercise a fraction of a Share. The Company may require the Holder to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any split-up, combination or exchange of Warrants.

       1.4  Holder as Owner.  Prior to due presentment for registration of
            ---------------
transfer of this Warrant, the Company may deem and treat the Holder as the absolute owner of this Warrant (notwithstanding any notation of ownership or other writing hereon) for the purpose of any exercise hereof and for all other purposes, and the Company shall not be affected by any notice to the contrary.

       1.5  Transfer and Assignment.  Prior to _______ __, 19__, this Warrant
            -----------------------
may not be sold, hypothecated, exercised, assigned or transferred, except to individuals who are officers of the Holder or any successor to its business or pursuant to the laws of descent and distribution, and thereafter and until its expiration shall be assignable and transferable in accordance with and subject to the provisions of the Securities Act of 1933.

       1.6  Method for Assignment.  Any assignment permitted hereunder shall be
            ---------------------
made by surrender of this Warrant to the Company at its principal office with the form of assignment attached hereto duly executed and funds sufficient to pay any transfer tax. In such event, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation thereof at the corporate office of the Company together with a written notice signed by the Holder, specifying the names and denominations in which such new Warrants are to be issued.

       1.7  Rights of Holder.  Nothing contained in this Warrant shall be
            ----------------
construed as conferring upon the Holder the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of this Warrant and prior to its exercise, any of the following shall occur:

          1.7.1 the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings; as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

          1.7.2 the Company shall offer to the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

          1.7.3 there shall be proposed any capital reorganization or reclassification of the Common Stock, or a sale of all or substantially all of the assets of the Company, or a consolidation or merger of the Company with another entity; or

          1.7.4 there shall be proposed a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall cause to be mailed to the Holder, at the earliest practicable time (and, in any event, not less than thirty (30) days before any record date or other date set for definitive action), written notice of the date on which the books of the Company shall close or a record shall be taken to determine the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such reorganization, reclassification, sale, consolidation, merger, dissolution, liquidation or winding up, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Purchase Price and the kind and amount of the Common Stock and other securities and property deliverable upon exercise of this Warrant. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, sale, consolidation, merger, dissolution, liquidation or winding up, as the case may be (on which date, in the event of voluntary or involuntary dissolution, liquidation or winding up of the Company, the right to exercise this Warrant shall terminate). Without limiting the obligation of the Company to provide notice to the holder of actions hereunder, it is agreed that failure of the Company to give notice shall not invalidate such action of the Company.

       1.8  Lost Certificates.  If this Warrant is lost, stolen, mutilated or
            -----------------
destroyed, the Company shall, on such reasonable terms as to indemnity or otherwise as it may impose (which shall, in the case of a mutilated Warrant, include the surrender thereof, issue a new Warrant of like denomination and tenor as, and in substitution for, this Warrant, which shall thereupon become void.

       1.9  Covenants of the Company.  The Company covenants and agrees as
            ------------------------
follows:

          1.9.1 at all times it shall reserve and keep available for the exercise of this Warrant such number of authorized Shares as are sufficient to permit the exercise in full of this Warrant; and

          1.9.2 all Shares when issued upon the exercise of this Warrant will be validly issued, fully paid, non-assessable and free of preemptive rights.

2.     Adjustment of Purchase Price and Number of Shares Purchasable Upon
Exercise

       2.1  Recapitalization.  In case the Company shall, while this Warrant
            ----------------
remains unexercised, in whole or in part, and in force effect a recapitalization of such character that the Shares purchasable hereunder shall be changed into or become exchangeable for a larger or smaller number of shares, then, after the date of record for effecting such recapitalization, the number of Shares of Common Stock which the Holder hereof shall be entitled to purchase hereunder shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of shares of Common Stock by reason such recapitalization, and of the Purchase Price, per share, whether or not in effect immediately prior to the time of such recapitalization, of such recapitalized Common Stock shall in the case of an increase in the number of such Shares be proportionately reduced, and in the case of a decrease in the number of such Shares shall be proportionately increased. For the purposes of this Section 2.1, a stock dividend, stock split-up or reverse split shall be considered as a recapitalization and as an exchange for a larger or smaller number of shares, as the case may be.

       2.2  Merger or Consolidation.  In case of any consolidation of the
            -----------------------
Company with, or merger of the Company into, any other corporation, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company, then, as a condition of such consolidation, merger or sale or conveyance, adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Warrant and in lieu of Shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock or securities as may be issued in connection with such consolidation, merger or sale or conveyance, with respect to or in exchange for the number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby had such consolidation, merger or sale or conveyance, not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof shall be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the exercise hereof.

       2.3  Dilution.
            --------

          2.3.1 In case the Company shall, while this Warrant remains unexercised, in whole or in part, and in force, issue (otherwise than by stock dividend or split-up or reverse split) or sell shares of its Common Stock (hereinafter referred to as "Additional Shares") for a consideration per share (before deduction of expenses or commissions or underwriting discounts or allowances in connection therewith) which shall be less than the Purchase Price, per share, in effect immediately prior to the time of the issuance or sale of such Additional Shares, then after the date of such issuance or sale, the Purchase Price per share shall be reduced to a price determined by dividing (i) an amount equal to the total amount of shares of Common Stock outstanding immediately prior to the time of such issuance or sale multiplied by such Purchase Price per share as in effect immediately prior to the issuance of such additional shares, and then adding the consideration (before deduction of expenses or commission or underwriting discounts or allowances in connection therewith), if any, received by the Company upon such issuance or sale of such additional shares, by (ii) the total number of shares of Common Stock outstanding after the date of the issuance or sale of such Additional Shares, and the number of Shares of Common Stock which the Holder shall be entitled to purchase hereunder at each such adjusted Purchase Price per share, at the time such adjusted Purchase Price per share, shall be in effect, shall be the number of whole shares of Common Stock obtained by multiplying such Purchase Price Per Share, before such adjustment, by the number of Shares of Common Stock purchasable upon exercise of the Warrant immediately before such adjustment and dividing the product so obtained by such adjusted Purchase Price per share.

          2.3.2 In case the Company shall, while this Warrant remains unexercised, in whole or in part, and in force, issue or grant any rights to subscribe for or to purchase, or any option for the purchase of Common Stock or any shares of stock convertible into or exchangeable for Common Stock (shares of stock convertible or exchangeable for Common Stock being hereafter referred to as "Convertible Securities"), or issue or sell Convertible Securities and the price per share for which Common Stock is issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities at the time such Convertible Securities first become convertible or exchangeable (determined by dividing (i) in the case of any issuance or grant of any such rights or options, the total amount, if any, received or receivable by the Company as consideration for the issuance or grant of such rights or options, plus minimum aggregate amount of additional consideration, if any, payable to the Company upon conversion or exchange of such Convertible Securities at the time such Convertible Securities first become convertible or exchangeable, or
(ii) in the case of an issuance or sale of Convertible Securities other than where the same are issuable upon the exercise of any such rights or options, the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange of such Convertible Securities at the time such Convertible Securities first become convertible or exchangeable, by, in either case (iii) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of such Convertible Securities at the time such Convertible Securities first become convertible or exchangeable) shall be less than either or both of the two Purchase Prices hereunder, per share, whether or not in effect immediately prior to the time of the issuance or grant of such rights or options or the issuance or sale of such Convertible Securities, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of the total maximum amount of such Convertible Securities at the time such Convertible Securities first become convertible or exchangeable, shall (as of the date of the issuance or grant of such rights or options or, in the case of the issuance or sale of Convertible Securities other than where the same are issuable upon the exercise of rights or Options, as of the date of such issuance or sale) be deemed to be outstanding and to have been issued for said price per share; provided, that (A) no further adjustment of the Purchase Price per share shall be made upon the actual issuance of such Common Stock upon the exercise of such rights or options or upon the conversion or exchange of such Convertible Securities or upon the actual issuance of Convertible Securities where the same are issuable upon the exercise of such rights or options; and (B) rights or options issued or granted pro rata to stockholders without consideration and Convertible Securities issuable by way of dividend or other distribution to stockholders shall be deemed to have been issued or granted at the close of business on the date fixed for the determination of stockholders entitled to such rights, options or Convertible Securities and shall be deemed to have been issued without consideration; and
(C) if, in any case, the total maximum number of shares of Common Stock issuable upon exercise of such rights or options or upon conversion or exchange of such rights or options or upon conversion or exchange of such Convertible Securities is not, in fact, issued and the rights to exercise such right or option or to convert or exchange such Convertible Securities shall have expired or terminated, then, and in any such event, the Purchase Price, per share, as adjusted, shall be appropriately readjusted at the time of such expiration or termination. In such case, each Purchase Price per share which is greater than the price per share for which Common Stock is issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities at the time such Convertible Securities first become convertible or exchangeable, as determined in this subsection (b) shall thereupon be reduced to a price determined by dividing (1) an amount equal to
(x) the total number of shares of Common Stock outstanding immediately prior to the time of the issuance or grant of such rights or options or the issuance or sale of such Convertible Securities multiplied by such Purchase Price per share plus (y) the total amount, if any, received or receivable by the Company as consideration for such issuance or grant or such issuance or sale, plus the additional amounts referred to and more fully set forth in clauses (i) and (ii) of the parenthetical material above in this subsection (b), whichever clause and whichever additional amounts may be applicable, by (2) the total number of shares of Common Stock outstanding after the date of such issuance or grant or such issuance or sale, and the number of Shares of Common Stock which the Holder shall be entitled to purchase hereunder at such adjusted Purchase Price per share, at the time such adjusted Purchase Price per share shall be in effect, shall be the number of whole shares of Common Stock obtained by multiplying such Purchase Price per share, before such adjustment, by the number of Shares of Common Stock purchasable upon the exercise of this Warrant immediately before such adjustment and dividing the product so obtained by such adjusted Purchase Price per share.

          2.3.3 For the purpose of Sections 2.3.1 and 2.3.2 above, in case the Company shall issue or sell Additional Shares, issue or grant any rights to subscribe for or to purchase, or any options for the purchase of Common Stock or Convertible Securities, or issue or sell Convertible Securities for a consideration other than cash or a consideration part of which shall be other than cash, the amount of the consideration received by the Company therefor shall be deemed to be the cash proceeds, if any, received by the Company plus the fair value of the consideration other than cash, as determined by the Board of Directors of the Company in good faith, before deduction of commissions, underwriting discounts or allowances or other expenses paid or incurred by the Company for any underwriting of, or otherwise in connection with, such issuance, grant or sale.

       2.4  Notice of Dissolution or Liquidation.  Except as otherwise provided
            ------------------------------------
in Section 2.2 above, in the case of any sale or conveyance of all or substantially all of the assets of the Company in connection with a plan of complete liquidation of the Company, in the case of the dissolution, liquidation or winding-up of the Company, all rights under this Warrant shall terminate on a date fixed by the Company, such date so fixed to be not earlier than the date of the commencement of the proceedings for such dissolution, liquidation or winding-up and not later than thirty (30) days after such commencement date. Notice of such termination of purchase rights shall be given to the Holder at least thirty (30) days prior to such termination date.

       2.5  Statement of Adjustment.  Any adjustment pursuant to the provisions
            -----------------------
of this Section 2 shall be made on the basis of the number of Shares of Common Stock which the Holder would have been entitled to acquire by exercise of this Warrant immediately prior to the event giving rise to such adjustment and, as to the Purchase Price per share in effect immediately prior to the rise to such adjustment. Whenever any such adjustment is required to be made, the Company shall forthwith determine the new number of Shares of Common Stock which the Holder hereof shall be entitled to purchase hereunder and/or such new Purchase Price per share and shall prepare, retain on file and transmit to the Holder within 10 days after such preparation a statement describing in reasonable detail the method used in calculating such adjustment.

       2.6  No Fractional Shares.  Anything contained herein to the contrary
            --------------------
notwithstanding, the Company shall not be required to issue any fraction of a Share in connection with the exercise of this Warrant, and in any case where the Holder would, except for the provisions of this Section 2.6, be entitled under the terms of this Warrant to receive a fraction of a Share upon such exercise, the Company shall upon the exercise and receipt of the Purchase Price, issue the largest number of whole Shares purchasable upon exercise of this Warrant. The Company shall not be required to make any cash or other adjustment in respect of such fraction of a Share to which the Holder would otherwise be entitled. The Holder, by the acceptance of this Warrant, expressly waives his right to receive a certificate for any fraction of a Share upon exercise hereof.

       2.7  No Change in Form Required.  The form of Warrant need not be changed
            --------------------------
because of any change pursuant to this Section in the Purchase Price or in the number of Shares of Common Stock purchasable upon the exercise of a Warrant, and Common Stock Purchase Warrants issued after such change may state the same Purchase Price and the same number of shares of Common Stock as are stated in the Warrants initially issued pursuant to the Agreement.

3.     Other Matters

       3.1  Payment of Taxes.  The Company will from time to time promptly pay,
            ----------------
subject to the provisions of Section 1.2.4 hereof, all taxes and charges that may be imposed upon the Company in respect of the issuance or delivery of this Warrant or the Shares purchasable upon the exercise of this Warrant.

       3.2  Binding Effect.  All the covenants and provisions of this Warrant by
            --------------
or for the benefit of the Company shall bind and inure to the benefit of its successors and assigns hereunder.

       3.3  Notices.  Notices or demands pursuant to this Warrant to be given or
            -------
made by the Holder to or on the Company shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed, until another address is designated in writing by the Company, as follows:

            The L.L. Knickerbocker Co., Inc.
            30055 Commercio
            Rancho Santa Margarita, CA 92688

Notices to the Holder provided for in this Warrant shall be deemed given or made by the Company if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed to the Holder at his last known address as it shall appear on the books of the Company.

       3.4  Governing Law.  The validity, interpretation and performance of this
            -------------
Warrant shall be governed by the laws of the State of California.

       3.5  Parties Bound and Benefitted.  Nothing in this Warrant expressed and
            ----------------------------
nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company and the Holder any right, remedy or claim under promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements contained in this Warrant shall be for the sole and exclusive benefit of the Company and its successors and of the Holder, its successors and, if permitted, its assignees.

       3.6  Headings.  The Article headings herein are for convenience only and
            --------
are not part of this Warrant and shall not affect the interpretation thereof.

       IN WITNESS WHEREOF, this Warrant has been duly executed by the Company under its corporate seal as of the ______ day of _____________ 19__.

                                        THE L.L. KNICKERBOCKER CO., INC.



                                        By:_____________________________________
                                           Louis Knickerbocker, President



[Corporate Seal]
Attest:


__________________________________
Peggy Vicioso, Secretary

                       THE L.L. KNICKERBOCKER CO., INC.

                                  Assignment


          FOR VALUE RECEIVED, __________________________________________________
hereby sells, assigns and transfers unto _______________________________________
the within Warrant and the rights represented thereby, and does hereby irrevocably constitute and appoint _____________________________________________
Attorney, to transfer said Warrant on the books of the Company, with full power of substitution.

Dated: _____________________

                                   Signed:______________________________________

Signature guaranteed:



__________________________________

                               Subscription Form

                        THE L.L. KNICKERBOCKER CO., INC.
                                30055 Commercio
                        Rancho Santa Margarita, CA 92688


          The undersigned hereby irrevocably subscribes for the purchase of shares of your Common Stock pursuant to and in accordance with the terms and conditions of this Warrant, and herewith makes payment, covering such shares of Common Stock which should be delivered to the undersigned at the address stated below, and, if said number of shares shall not be all of the shares purchasable hereunder, that a new Warrant of like tenor for the balance of the remaining shares purchasable hereunder be delivered to the undersigned at the address stated below.

          The undersigned agrees that: (1) the undersigned will not offer, sell, transfer or otherwise dispose of any such shares of Common Stock unless either (a) a registration statement, or post-effective amendment thereto, covering such shares of Common Stock has been filed with the Securities and Exchange Commission pursuant to the Securities Act if 1933, as amended (the "Act"), and such sale, transfer or other disposition is accompanied by a prospectus meeting the requirements of Section 10 of the act forming a part of such registration statement, or post-effective amendment thereto, which is in effect under the Act covering the shares of Common Stock to be so sold, transferred or otherwise disposed of, or (b) counsel to THE L.L. KNICKERBOCKER CO., INC. has rendered an opinion in writing and addressed to THE L.L. KNICKERBOCKER CO., INC. that such proposed offer, sale, transfer or other disposition of the shares of Common Stock is exempt from the provisions of
Section 5 of the Act in view of the circumstances of such proposed offer, sale, transfer or other disposition; (2) THE L.L. KNICKERBOCKER CO., INC. may notify the transfer agent for its Common Stock that the certificates for the Common Stock acquired by the undersigned are not to be transferred unless the transfer agent receives advice from THE L.L. KNICKERBOCKER CO., INC. that one or both of the conditions referred to in (1)(a) and (1)(b) above have been satisfied; and
(3) THE L.L. KNICKERBOCKER CO., INC. may affix a restrictive legend to the certificates for shares of Common Stock hereby subscribed for, if such legend is applicable.

Dated: ______________________      Signed: _____________________________________

                                  Address: _____________________________________

                                           _____________________________________

Signature Guaranteed:


_____________________________

                                  EXHIBIT C-3

            BUYER'S GUARANTEE TO IBJ SCHRODER BANK & TRUST COMPANY


                           To be filed by amendment.

                                   EXHIBIT D

                              BUYER'S FORM 10-KSB


Not included herein. Form 10-KSB was filed with the Securities and Exchange Commission on April 15, 1996.

                                   EXHIBIT E

                           NON-COMPETITION AGREEMENT


                           To be filed by amendment.

                                   EXHIBIT F

Date:                         Krasner Group, Inc.                    Page: 1
Apr 28, 1996
                         Consolidated Income Statement

                For the period April 1, 1996 to April 28, 1996

      Description                         F/Y/E
                                          01/97

Total Sales                               $ 4,406,144.06
Less Eliminations                         $ 1,557,534.11
                                          --------------
Net Sales                                 $ 2,848,609.95

Cost of Goods Sold                        $ 4,697,723.27
Less Eliminations                         $ 1,557,534.11
                                          --------------
Total Cost of Goods Sold                  $ 3,140,189.16

Gross Profit                              $  (291,579.21)

S. G. & A. (Note 1)                       $ 1,247,567.43
                                          --------------
Operating Income                          $(1,539,146.64)
Interest (Expense)                        $   (57,526.78)
Other Income                              $     2,700.00
                                          --------------

Pre-Tax Income                            $(1,593,973.42)

Income Tax                                $  (482,698.18)
                                          --------------
Net Income                                $(1,111,275.24)
                                          ==============



Note 1: Consolidated S. G. & A. includes $100K of additional reserve for KGIF FYE 1/97 losses

                                   EXHIBIT F
                              Krasner Group, Inc
                          Consolidated Balance Sheet
                             As of April 28, 1996

  ASSETS
- ------------------------------
Current Assets
  Cash                                       $  (79,531.55)
  Accounts Receivable (Net)                  $  917,861.55
  Inventory                                  $2,216,964.47
  Prepaid Expenses                           $   83,818.54
  Other Current Assets                       $1,610,041.95
                                             -------------
Total Current Assets                         $4,749,154.96
Fixed Assets (Net)                           $  711,326.24
Other Assets                                 $   58,712.00
                                             -------------
Total Assets                                 $5,519,193.20
                                             =============

  LIABIL. & STOCKHOLDER'S EQUITY
- --------------------------------
Liabilities
  Accounts Payable                           $ 1,194,017.56
  Accrued Expenses                           $   303,883.55
  Accrued Royalties                          $   447,352.86
  Accrued Payroll & Taxes                    $   162,364.96
  Accrued Vacation & Bonus                   $    39,890.00
  Accrued Legal & Professional               $   121,500.00
  Accrued Other                              $     8,015.72
  Corporate Tax Payable                      $     1,221.00
  Leases Payable                             $    74,086.57
  Reserve - P.G. Discont.                    $   493,064.02
  Note Payable - IBJ Schroder                $ 1,834,399.66
  Note Payable - Penthouse                   $   711,373.94
                                             --------------
Total Liabilities                            $ 5,391,169.84

Stockholders' Equity
  P/F Stock                                  $    15,500.00
  Treasury Stock                             $    (7,434.00)
  Common Stock                               $    13,909.80
  Paid-In-Capital                            $ 1,521,071.00

  Beginning Ret. Earnings (Deficit)          $  (303,748.20)
  Current Period Income (Loss)               $(1,111,275.24)
                                             --------------
  Ending Ret. Earnings (Deficit)             $(1,415,023.44)

Total Stockholders' Equity                   $   128,023.36
                                             --------------
Total Liabilities & S/H/E                    $ 5,519,193.20
                                             ==============

                                   EXHIBIT G
                              KRASNER GROUP, INC.
                              40 WEST 37TH STREET
                            NEW YORK, NEW YORK 10018


                                                             As of June 18, 1996


Mr. Martin P. Krasner
29 Wilputte Place
New Rochelle, NY 10804


                           Re:  EMPLOYMENT AGREEMENT
                                --------------------


Dear Mr. Krasner:


This letter, when signed by you and us, confirms the agreement with respect to your continued employment by Krasner Group, Inc. (the "Company"), as follows:

     This Agreement shall commence as of the effective date of the Closing held pursuant to the Agreement of Purchase and Sale of the Capital Stock of the Company by L.L. Knickerbocker, Co., Inc. ("Knickerbocker") (the "Commencement Date") and shall continue for an initial period expiring on June 30, 2001 (the "Initial Expiration Date"). You are hereby granted the option to extend the term of this Agreement for an additional period of three years from the Initial Expiration Date by furnishing the Company with notice of the exercise of your option not less than three months prior to the Initial Expiration Date. This Agreement shall terminate automatically upon your death or, at the election of the Company, after twelve consecutive months of your disability, as defined in paragraph 8 below, provided the Company furnishes notice of termination prior to the time that you return to active employment.

     1. You shall serve as a member of the Company's Board of Directors, its Chief Executive Officer and President and, consistent with such positions, shall perform such other duties and functions and have such other authority as may from time to time be assigned to you by the Board of Directors. You shall, at all times, be based out of the Company's principal offices within the New York City metropolitan area, which offices and facilities shall be consistent with the offices and facilities presently maintained by the Company in New York City at 40 West 37th Street.

     2.  Your compensation and benefits will consist of the following:

         (a) A base annual salary at the rate of $225,000, payable weekly, subject to increase in each fiscal year of the Company, beginning with February, 1997, by a percentage equal to the percentage increase of the Consumer Price Index for All Urban Consumers in the New York City Metropolitan Area, not seasonally adjusted (as published by the U.S. Bureau of Labor Statistics) (the "CPI-U") as of the immediate preceding December, over the CPI-U for the December which was 12 months earlier, i.e. the first increase in your base annual salary will be paid to you beginning February, 1997 based upon the percentage increase of the CPI-U for December, 1996 over the CPI-U for December, 1995.

         (b) An annual incentive bonus (the "Bonus") in such amount and on such basis to be mutually agreed upon.

         (c) You shall also be entitled to participate in all medical, health and dental (family coverage) and deferred compensation plans generally available to executives of the Company.

     3. You shall be entitled to the reimbursement of your ordinary and necessary expenses incurred in the performance of your duties hereunder upon submission of appropriate documentation in accordance with the Company's policies.

     4. You shall be entitled to paid vacation at the rate of 3 weeks in each fiscal year of the Company.

     5. You shall be entitled to participate in the Knickerbocker Employee Incentive Stock Option Plan, as follows, to be mutually agreed upon.

     6. (a) In addition to your compensation, and as further consideration for your entering into this Employment Agreement, you shall receive simultaneously herewith Warrants (as hereinafter

Mr. Martin P. Krasner
As of June 17, 1996
Page 3

defined), having a Value (as hereinafter defined) in the aggregate amount of $250,000.

     (b)       (1)  For purposes of this Paragraph 7:

         (i) "Warrants" means warrants or options which grant the holder the immediate right to purchase shares of Knickerbocker's common stock which Warrants will be exercisable for a period of 10 years after the respective date of grant. Any shares issued upon the exercise of such Warrants will, upon issuance, be registered and freely tradeable. In lieu of Warrants, Knickerbocker may issue its registered and freely tradeable Common Stock of an equivalent value to the Value of the Warrants.

         (ii) "Value", in connection with each share of common stock covered by a Warrant, means the difference between (A) the average closing bid price of the Knickerbocker common shares for the five trading days immediately preceding the date of delivery of the Warrant, and (B) the exercise (or strike) price of the Warrant.

         (iii) In recognition of the potential volatility of Knickerbocker's stock and any commissions, finance charges and other costs in connection with the exercise of the Warrant and the sale of the Warrants and/or the stock, a 10% premium will be added to the Value which is to be received by you under paragraph 7(a) above.

         (iv) The number of Warrants granted pursuant to paragraph 7 above shall be subject to adjustment in accordance with the following provisions:

               (1) The number of Warrants granted on each such occasion shall be divided by 4 and it shall be assumed that each quarterly amount of Warrants is sold at the mean trading price on each of the four successive trading dates immediately following the delivery of the Warrants to you. The gross amount, less

Mr. Martin P. Krasner
As of June 17, 1996
Page 4

commissions and fees, which would be received upon such assumed sales is referred to herein as the "Realizable Amount;"

               (2) If the Realizable Amount is at least equal to the Value there shall be no adjustment. If, and to the extent that the Realizable Amount is less than said amount, such difference (the "Deficiency") shall be made up by Warrants of equivalent Value in amount to such Deficiency (the "Make-up Warrants"). The Make-up Warrants shall be delivered to you within four months of the delivery to you of the grant of Warrants.

               (3) Notwithstanding the foregoing, if you, in fact, shall have traded the Warrants on such four immediately succeeding trading dates and have realized more than the "Realizable Amount," then the actual gross amount realized by you shall be used in calculating the amount of "Make-up Warrants" to be issued to you pursuant to this subparagraph 7(b)(iv).

     7. (a) If you shall become physically or mentally disabled and thereby rendered unable to substantially perform your duties on behalf of the Company you shall continue to be entitled to receive your full compensation and benefits hereunder for a period of up to six consecutive months and one-half your full compensation and benefits for the next consecutive six month period of such disability ("Disability Pay"). After twelve consecutive months of such disability you shall not be entitled to any further Disability Pay until you resume active employment with the Company.

         (b) In determining the amount of Disability Pay the Company may deduct any disability benefits received by you from an insurance carrier, the premiums for which insurance policy were paid in whole or in part by the Company.

         (c) In determining whether or not you are "disabled" the definition of disability for United States Social Security purposes shall be applied.

Mr. Martin P. Krasner
As of June 17, 1996
Page 5

     8. (a) If your employment by the Company is terminated either by the Company for cause (as hereinafter defined) or because you quit then, for the twelve month period immediately following such termination of employment, you agree that you will not, without the Company's prior written consent, directly or indirectly, alone or as a partner, joint venturer, officer, director or employee, consultant, agent, independent contractor or stockholder of any company or business, engage (for anyone other than the Company, including its affiliates) in a business activity which is competitive with the business of the Company; nor will you, during such period directly or indirectly employ any person who is employed by the Company.

         (b) Termination by the Company for cause means (i) you have been convicted of a felony which is likely to adversely affect the reputation of the Company, (ii) you have engaged in gross misconduct which poses an immediate and substantial threat to the operations or reputation of the Company, (iii) you have engaged in material and repeated dereliction of your duties, provided however, that you shall be entitled to reasonable notice of and, if feasible, a reasonable opportunity to cure any such violation, (iv) you are otherwise in breach of any of the material provisions of this Agreement, provided however, that you shall be entitled to reasonable notice of and, if feasible, a reasonable opportunity to cure any such breach, or (v) you are unable to discharge the majority of your duties as a result of death, or of physical or mental disability for a continuous period in excess of twelve months.

     9.  Miscellaneous.
         -------------

         (a) You hereby agree to be bound to the Company's policies regarding Trade Secrets and Confidential Information as set forth in Exhibit A hereto.

         (b) No modification, amendment or waiver of any of the provisions of this Agreement shall be valid unless in writing and

Mr. Martin P. Krasner
As of June 17, 1996
Page 6

signed by both parties and further provided that any action by the Company to amend, modify or waive any provisions of this Agreement shall require the unanimous approval of the Company's Board of Directors.

     (c) This Agreement shall be binding upon and inure to the benefit of each of the parties, their respective representatives, heirs, successors and permitted assigns. The Employee may not assign his rights hereunder without the prior written consent of the Company. The Company may assign its rights and obligations hereunder in connection with any merger, consolidation or sale of substantially all of its operating assets.

     (d) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York. Any proceeding in connection with the enforcement of this Agreement may be brought only in the Supreme Court of the State of New York within the Counties of New York City or Nassau, Westchester County. The parties consent to the exclusive jurisdiction and venue of such court to resolve all matters between them arising out of or under this Agreement.

     (e) All notices, demands or other communications required or permitted to be given under this Agreement must be in writing and shall be deemed to have been given when delivered by hand or within 3 business days after mailing by first class, registered or certified mail, return receipt requested, postage prepaid, to the other party, at his address set forth above or to such other address as may have been specified in any written notice to the other party.

Mr. Martin P. Krasner
As of June 17, 1996
Page 7



Please confirm your agreement to the foregoing by signing this letter agreement below where indicated. A copy is for your files.

                                                   Very truly yours,



                                                   KRASNER GROUP, INC.


                                                   By:
                                                      ----------------------


AGREED TO:



By:
   -----------------------
   Martin P. Krasner

                                   EXHIBIT H

                             LIST OF OPTION HOLDERS
                             ----------------------

                                                 WARRANTS TO PURCHASE
                                                 COMMON SHARES
EMPLOYEE                                         GRANTED AT CLOSING
- -------------------                              --------------------

Barry S. Ort                                              9,671

Albert J. G. Cerbo, Jr.                                   7,032

David Partington                                          3,548

Tom Verola                                                  640

Shari Birdoff                                                32

Lois Holgate                                                 32

Beth Martin                                                  32

                                                      ------------
TOTALS                                                   20,987
                                                      ============

                                   EXHIBIT I

                                                             As of June 18, 1996



The L.L. Knickerbocker Co., Inc.
30055 Comercio
Rancho Santa Margarita, California 92688

Ladies and Gentlemen:

     We have acted as special counsel for Krasner Group, Inc., a Delaware corporation (the "Company") in connection with the sale of all of the issued and outstanding stock of the Company (the "Shares") to The L.L. Knickerbocker Co., Inc. (the "Buyer") pursuant to the Agreement of Purchase and Sale, dated the date hereof (the "Purchase Agreement"), by and among the holders of the Shares (the "Sellers"), the Company, Martin P. Krasner ("Krasner") and the Buyer.

     In rendering the opinions expressed below, we have examined the following agreements, instruments and other documents:

     (a) The Purchase Agreement, including the Exhibits, Schedules and any supplement thereto, to be executed and delivered by the Sellers, the Company, Krasner and the Buyer; and

     (b) the records of the Company and such other documents as we have deemed necessary as a basis for the opinions expressed below.

     We have also examined originals, or copies certified to our satisfaction, of such corporate records, certificates of public officials of pertinent states, certificates of corporate officers of the Company and such other instruments or documents as we have deemed necessary as a basis for the opinions hereinafter set forth. As to questions of fact, we have, to the extent that such facts were not independently established by us, relied upon such certificates and we have assumed that any such certificates or other evidence which was given or dated earlier than the date of this letter has remained accurate, as far as relevant to the opinions contained herein, from such earlier date through and including the date of this letter. In rendering the opinions hereinafter set forth as to factual matters, we have also relied upon and assumed the accuracy of the representations and warranties made in the Purchase Agreement by the Sellers. Whenever any statement herein is qualified by our knowledge, it is intended to indicate that, during the course of our representation of the Company, no information that would give us actual knowledge of the inaccuracy of such statement has come to the attention of the attorneys presently in this firm and who are actively engaged in the representation of the Company. Further, we have not represented the Company on a regular basis and the Company has utilized the services of other counsel for legal services.

     In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies.

     In rendering the opinions expressed below, we have assumed, with respect to all of the documents referred to in this opinion letter, that:

     (i) such documents have been duly authorized by, have been duly executed and delivered by, and constitute legal, valid, binding and enforceable obligations of all of the parties to such documents;

          (ii)      all signatories to such documents have been duly authorized;

          (iii) all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate or otherwise) to execute, deliver and perform such documents; and

          (iv)      all natural persons have all requisite legal capacity.

          Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

          (1) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

          (2) The execution, delivery and performance by the Company has been duly authorized by all necessary corporate action on the part of the Company;

          (3) Based solely on our review of the stock ledger of the Company, (a) the authorized capital stock of Company consists of 10,000,000 shares of common stock of which 1,357,914 shares are issued and outstanding, and 4,000,000 shares of preferred stock of which 1,550,000 shares are issued and outstanding; and (b) all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and, to the best of our knowledge, are fully paid and nonassessable; and

          (4) No facts have come to our attention which would lead us to believe that any representation or warranty of the Sellers contained in the Purchase Agreement, including the Exhibits, Schedules and any supplement thereto, is incorrect, false or misleading although we have made no independent inquiries or investigations with respect to such matters.

          Our opinions are limited to the specific issues addressed and are limited in all respects to laws and facts existing on the date hereof. By rendering our opinions, we do not undertake to advise you of any changes in such laws or facts which may occur after the date hereof.

          The foregoing opinions are limited to matters involving the Federal laws of the United States, the Delaware General Corporation Law and the laws of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction.

          At the request of our clients, this opinion letter is, pursuant to
Section 9.1.12 of the Purchase Agreement, provided to you by us in our capacity as special counsel to the Company and may not be relied upon by any person or entity for any purpose other than in connection with the transactions contemplated by the Purchase Agreement without, in each instance, our prior written consent.

                                                 Very truly yours,


                                                 COOPERMAN LEVITT WINIKOFF
                                                   LESTER & NEWMAN, P.C.



                                                 By:
                                                    ----------------------

                                   EXHIBIT J

                                WILLIAM R. BLACK
                                ATTORNEY AT LAW

                                 29 SUMMITCREST
                         DOVE CANYON, CALIFORNIA 92679
                                   ----------
                            TELEPHONE (714) 858-1089
                            FACSIMILE (714) 888-7700


                              As of June 18, 1996



To the Parties Listed on Exhibit A annexed hereto:


Ladies and Gentlemen:

     I have acted as special counsel for The L.L. Knickerbocker Co., Inc., a California corporation (the "Company") in connection with the purchase of all of the issued and outstanding stock of Krasner Group, Inc., a Delaware corporation ("KGI") by the Company, pursuant to the Agreement of Purchase and Sale, dated the date hereof (the "Purchase Agreement"), by and among the holders of the common shares of KGI (the "Common Shareholders"), the holders of the preferred shares of KGI (the "Preferred Shareholders"; together with the Common Shareholders, the "Sellers"), the Company, Martin P. Krasner and KGI.

     In rendering the opinions expressed below, I have examined the following agreements, instruments and other documents:

     (a) The Purchase Agreement, including the Exhibits, Schedules and any supplement thereto, to be executed and delivered by the Sellers, the Company, Krasner and KGI; and

     (b) the records of the Company and such other documents as I have deemed necessary as a basis for the opinions expressed below.

     I have also examined originals, or copies certified to our satisfaction, of such corporate records, certificates of public officials of pertinent states, certificates of corporate officers of the Company and such other instruments or documents as I have deemed necessary as a basis for the opinions hereinafter set forth. As to questions of fact, I have, to the extent that such facts were not independently established by me, relied upon such certificates and I have assumed that any such certificates or other evidence which was given or dated earlier than the date of this letter has remained accurate, as far as relevant to the opinions contained herein, from such earlier date through and including the date of this letter. In rendering the opinions hereinafter set forth as to factual matters, I have also relied upon and assumed the accuracy of the representations and warranties made in the Purchase Agreement by the Company. Whenever any statement herein is qualified by my knowledge, it is intended to indicate that, during the course of my representation of the Company, no information that would give me actual knowledge of the inaccuracy of such statement has come to my attention. Further, the Company has utilized the services of other counsel from time to time for legal services.

     In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity with authentic original documents of all documents submitted to me as copies.

     In rendering the opinions expressed below, I have assumed, with respect to all of the documents referred to in this opinion letter, that:

     (i) such documents have been duly authorized by, have been duly executed and delivered by, and constitute legal, valid, binding and enforceable obligations of all of the parties to such documents;

     (ii) all signatories to such documents have been duly authorized;

     (iii) all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate or otherwise) to execute, deliver and perform such documents; and

     (iv)           all natural persons have all requisite legal capacity.

     Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as I have deemed necessary as a basis for the opinions expressed below, I am of the opinion that:

     (1) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

     (2) The execution, delivery and performance by the Company has been duly authorized by all necessary corporate action on the part of the Company;

     (3) (a) All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and, to the best of my knowledge, are fully paid and nonassessable; and (b) all of the options of the Company to be issued to the Common Shareholders and certain of the Preferred Shareholders will be, when issued, duly registered and freely tradeable; and (c) I am not aware of any event which would cause the warrants of the Company which are to be issued to certain of the Preferred Shareholders, pursuant to the Purchase Agreement, not to be freely tradeable, upon registration of such warrants; and


          (4) No facts have come to my attention which would lead me to believe that any representation or warranty of the Company contained in the Purchase Agreement, including the Exhibits, Schedules and any supplement thereto, is incorrect, false or misleading although I have made no independent inquiries or investigations with respect to such matters.

          My opinions are limited to the specific issues addressed and are limited in all respects to laws and facts existing on the date hereof. By rendering my opinions, I do not undertake to advise you of any changes in such laws or facts which may occur after the date hereof.

          The foregoing opinions are limited to matters involving the Federal laws of the United States, the Delaware General Corporation Law and the laws of the State of California, and I do not express any opinion as to the laws of any other jurisdiction.

          At the request of my clients, this opinion letter is, pursuant to
Section 9.2.8 of the Purchase Agreement, provided to you by me in my capacity as counsel to the Company and may not be relied upon by any person or entity for any purpose other than in connection with the transactions contemplated by the Purchase Agreement without, in each instance, my prior written consent.

                                        Very truly yours,



                                        William R. Black

                            EXHIBIT A TO EXHIBIT J

                      STOCKHOLDERS OF KRASNER GROUP, INC.


Name and addresses
- ------------------

Common Stockholders:

Martin P. Krasner & Ina Ostrow, Trustees U/I Dtd. 2/15/85 FBO Martin P. Krasner 29 Wilputte Place, New Rochelle, NY 10804

Martin P. Krasner & Stephanie Krasner, Trustees U/I Dtd. June 15, 1970 29 Wilputte Place, New Rochelle, NY 10804

Estate of Murray Glaser
c/o Joan Glaser
525 East 86 Street
New York, NY 10028

F. William Graham
3200 Coastal Highway
St. Augustine, FL 32095


Preferred Stockholders:

Consumer Venture Partners I, L.P.
3 Pickwick Plaza
Greenwich, CT 06830

Donald F. Swanson, Trustee, Donald F. Swanson Revocable Trust U/A Dated December 22, 1968
2171 Gulf Shore Blvd. No.
Naples, Florida 34102

                                   EXHIBIT K

                              SETTLEMENT AGREEMENT
                              --------------------

     AGREEMENT made this 26th day of June, 1996 between:

     1.  KRASNER GROUP, INC., a Delaware corporation   ("KGI"), KGI FASHIONS,
INC., a Delaware corporation ("KGIF") and any other entity affiliated with KGI or KGIF which has had dealings with Ogust (collectively, with KGI and KGIF, referred to herein as "Krasner"), all on the one hand; and

     2. CHELONIAN SIGNATORIES, INC. (formerly known as PENTHOUSE GALLERY, INC.), a New York corporation ("CSI"), ELEMENT PUBLISHERS, INC., a New York corporation ("EPI"), RICHARD OGUST, ("Richard"), CATHERINE OGUST, ("Catherine") and SAMUEL OGUST, ("Samuel") and any other entity affiliated with CSI, EPI, Richard, Catherine or Samuel which has dealings with Krasner (collectively, with CSI, EPI, Richard, Catherine and Samuel, referred to herein as "Ogust"), all on the other hand.

     RECITALS:

     A. On or about January 23, 1995 KGIF acquired the business of CSI and in connection with such transaction, KGIF executed and delivered a promissory note (the "Note") which was guaranteed by KGI, and the parties entered into related security agreements, UCC-1's, employment, consulting, non-competition, and other agreements and arrangements (as heretofore amended, modified or supplemented, collectively, the "Transaction Documents").

     B. KGI and KGIF have not paid certain amounts due and payable under the Transaction Documents and the parties have entered into other agreements with respect to such arrearages.

     C. The parties contemplate that on or before June 30, 1996 but in no event later than July 31, 1996, a closing will be held in a transaction between Krasner and L.L. KNICKERBOCKER, INC., a California corporation with its principal place of business in Rancho Santa Marguerita, CA 92688
("Knickerbocker") (the "Closing") at which Closing Knickerbocker will acquire Krasner.

     D. A condition to the acquisition of Krasner by Knickerbocker is that all of the debts, obligations and liabilities of Krasner to Ogust be settled and resolved.

     E. Except for those rights and obligations expressly preserved pursuant to this Settlement Agreement, Krasner and Ogust by this Settlement Agreement agree that at the Closing they will resolve, release and discharge all debts, obligations, liabilities, claims and controversies in law or in equity which Krasner and Ogust or their respective successors and assigns ever had, may now have or may hereafter have against the other relating to anything whatsoever through the date of the Closing.

     F. On and after the Closing, and subject to the issuance of the Warrants referred to in paragraphs 2(a) and (b) of this Settlement Agreement, the respective rights and obligations of Krasner and Ogust shall be limited only to those rights and obligations expressly preserved pursuant to this Settlement Agreement and which rights and obligations will be embodied in documents to be entered into between Krasner and Ogust at the Closing pursuant to the terms of this Settlement Agreement.

     NOW, THEREFORE, in consideration of the promises and for other good and valuable consideration the parties hereto hereby agree as follows:

     1. In consideration of Ogust entering into this Settlement Agreement, simultaneously herewith, Krasner shall pay to Ogust the nonrefundable sum of $70,000 by check, subject to collection.

     2.  At the Closing, Ogust will receive in the aggregate:

         (a) Warrants (as hereinafter defined) then having a Value (as hereinafter defined) in the aggregate amount of $180,000.

         (b) A binding commitment of Knickerbocker to grant to Ogust no later than one year after the date of Closing, Warrants then having a Value in the aggregate amount of $100,000.

     3.  For purposes of Paragraph 2 above:

         (a) "Warrants" means warrants or options which grant the holder the immediate right to purchase shares of Knickerbocker's common stock which Warrants will be exercisable for a period of 5 years after the Closing. Any shares issued upon the exercise of such Warrants will, upon issuance, be registered and freely tradeable. In lieu of Warrants, Knickerbocker may issue its registered and freely tradeable Common Stock of an equivalent value to the Value of the Warrants.

         (b) "Value", in connection with each share of common stock covered by a Warrant, means the difference between (i) the average closing bid price of the Knickerbocker common shares for the five trading days immediately preceding the date of issuance of the Warrant, and (ii) the exercise (or strike) price of the Warrant.

         (c) In recognition of the potential volatility of Knickerbocker's stock and any commissions, finance charges and other costs in connection with the exercise of the Warrant and the sale of the Warrants and/or the stock, a 10% premium will be added to the Value which is to be received by Ogust under paragraph 2 (a) and (b) above.

         (d) The number of Warrants issued pursuant to paragraph 2(a) and to be issued pursuant to paragraph 2(b) above shall be subject to adjustment (the "Adjustment") in accordance with the following provisions:

             (i) The number of Warrants issued on each such occasion shall be divided by 4 and it shall be assumed for the purposes of this paragraph 3(d) that each such quarterly amount of Warrants is sold at the mean trading price on each of the four successive trading dates immediately following the issuance of the Warrants. The gross amount, less commissions and fees, which would be received upon such assumed sales is referred to herein as the "Realizable Amount;"

             (ii) If the Realizable Amount is at least $180,000 as to the paragraph 2(a) Warrants and is at least $100,000 as to the paragraph 2(b) Warrants there shall be no Adjustment. If, and to the extent that the Realizable Amount is less than said amounts, respectively, such difference (the "Deficiency") shall be made up by Warrants of equivalent Value in amount to such Deficiency (the "Make-up Warrants"). The Make-up Warrants shall be issued to Ogust, if with respect to the paragraph 2(a) Warrants, within one year of the initial issuance of the paragraph 2(a) Warrants and/or if with respect to the paragraph 2(b) Warrants, within four months of the initial issuance of the paragraph 2(b) Warrants.

             (iii) Notwithstanding the foregoing, if Ogust, in fact, shall have traded the Warrants on any of such four immediately succeeding trading dates and shall have realized more than the "Realizable Amount," as determined under
(d)(i) above, then the actual gross amount realized by Ogust shall be used as the "Realizable Amount" in calculating the amount of "Make-up Warrants" to be issued to Ogust pursuant to this paragraph 3(d).

     4.  At the Closing:

         (a) Ogust will deliver to the Escrow Agent (as described in paragraph 5(a)):

             (i) general releases and satisfactions to Krasner for all debts, liabilities and obligations of Krasner to Ogust through the date of Closing, excluding only the obligations referred to in paragraph 5 below;

             (ii)  the original Note;

             (iii) such other and further documents, and in such form, as Krasner's or Knickerbocker's counsel may reasonably request.

         (b) Krasner will deliver to the Escrow Agent:

             (i) general releases and satisfactions to Ogust for all debts, liabilities and obligations of Ogust to Krasner through the date of Closing, excluding only the obligations referred to in paragraph 5 below;

             (ii) Undated and signed UCC-1 forms with respect to any assets previously secured to Ogust which remain in Krasner's possession on the date the Escrow Agent is required to release the Escrow Documents to Ogust.

             (iii) such other and further documents, and in such form, as Ogust's counsel may reasonably request.

         (c) Ogust will deliver to Krasner for recording duly executed UCC termination statements in recordable form with respect to all security interests;

     5. The only rights and obligations as between Krasner and Ogust which shall survive after the Closing shall be those contained in the following agreements which will be entered into at the Closing:

         (a) The annexed Escrow Agreement among the parties hereto and Cooperman Levitt Winikoff Lester & Newman, P.C., as Escrow Agent.

         (b)  The annexed Royalty Agreement between KGIF and EPI.

         (c)  The annexed Non-Competition Agreement between KGIF and Catherine.

     6. From and after the date hereof and until the Closing or if the Closing does not occur on or prior to July 31, 1996, then until July 31, 1996, Ogust agrees not to take or suffer any action against Krasner with respect to the enforcement of Ogust's rights or claims which it may have against Krasner.

     7. The parties agree that Catherine will continue to be paid under her agreement with KGIF until the Closing, at which time such agreement will automatically terminate and be of no further force or effect and Catherine shall not be entitled to any further payments thereunder.

     8.  MISCELLANEOUS.
         -------------
         (a) The parties acknowledge and agree that each has had separate counsel with respect to this Settlement Agreement and neither is relying upon any representations, statements or warranties of the other except as the same may be expressly included herein.

         (b) At and after the Closing the parties shall execute and deliver such other and further documents as may be reasonably necessary or appropriate to implement the purposes of this Settlement Agreement.

         (c) Any notice or other communication required by this Settlement Agreement shall be given in writing, sent by overnight delivery with confirmation of delivery, telecopy to an automatic machine (answer back requested) or with oral confirmation of receipt, or by certified or registered mail, return receipt requested, as set forth below.

If to:                           KRASNER GROUP, INC.
                                 KGI FASHIONS, INC.
                                 40 West 37th Street
                                 New York, NY 10018
                                 Attn:  Martin P. Krasner
                                 Fax: 212-268-4209

With a Copy To:                  Robert N. Cooperman, Esq.
                                 COOPERMAN LEVITT WINIKOFF LESTER & NEWMAN, P.C.
                                 800 Third Avenue
                                 New York, NY 10022
                                 Fax 212-755-2839

If to:                           CHELONIAN SIGNATORIES, INC.
                                 ELEMENT PUBLISHERS, INC.
                                 RICHARD OGUST
                                 CATHERINE OGUST
                                 SAMUEL OGUST
                                 c/o Richard Ogust
                                 451 Broome Street, Apt. 12E
                                 New York, NY  10013
                                 Fax: 212-431-0799

With a Copy To:                  Robert Stonehill, Esq.
                                 SILVERBERG STONEHILL & GOLDSMITH, P.C.
                                 111 West 40th Street
                                 New York, NY 10018
                                 Fax:  212-391-4556

     (d) This Settlement Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors, legal representatives and assigns, but shall not be assignable by any party hereto without the prior written consent of a duly authorized representative of each of the other parties hereto.

     (e) This Settlement Agreement may be amended only in writing signed by a duly authorized representative of each of the parties hereto. No provision hereof shall be deemed waived unless in writing, signed by the party against whom such waiver shall be enforced, provided that no waiver of any provision hereof in any circumstance shall be deemed a waiver of such provision in any other circumstances or of any other provision in any circumstance.

     (f) This Agreement and all matters arising in connection herewith shall be governed and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles.

     (g) This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes any prior agreements with respect thereto.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date hereof.

                                                         KRASNER GROUP, INC.


                                                         By:
                                                            --------------------

                                             KGI FASHIONS, INC.



                                             By:
                                                ------------------------

                                             CHELONIAN SIGNATORIES, INC.



                                             By:
                                                ------------------------

                                             ELEMENT PUBLISHERS, INC.



                                             By:
                                                ------------------------


                                             ---------------------------
                                             Richard Ogust


                                             ---------------------------
                                             Catherine Ogust


                                             ---------------------------
                                             Samuel Ogust

                                   EXHIBIT L

                             REGISTRATION AGREEMENT

     THIS REGISTRATION AGREEMENT (the "Agreement") is entered into effective as of the date set forth below, by and among THE L.L. KNICKERBOCKER CO., INC., a California corporation (the "Company"), and the individuals who are signatories to this Agreement, as listed on Exhibit C annexed hereto (individually and collectively sometimes hereinafter referred to as "Stockholder").

                              W I T N E S S E T H

     WHEREAS, the Company and Stockholder have entered into that certain Agreement of Purchase and Sale, dated even date herewith (the "Purchase Agreement"), pursuant to which the Company has acquired all of the stock of Krasner Group, Inc., a Delaware corporation ("KGI");

     WHEREAS, pursuant to the terms of the Purchase Agreement, the Company has paid the purchase price for KGI to Stockholder, in warrants and options which grant the Stockholder the right to purchase shares of the Company's Common Stock, no par value ("Common Stock"); and

     WHEREAS, pursuant to the terms of the Purchase Agreement, the Company has agreed to register the shares of Common Stock received by Stockholder thereunder, pursuant to the terms and conditions set forth herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1.  DEFINITIONS.  As used herein, the following terms shall have the
         -----------
meanings indicated.

     "Broker's Letter", a form of which is attached to this Agreement as Exhibit
      ---------------                                                    -------
B, shall have the meaning ascribed to it in Section 5(f) of this Agreement.
- -                                           ------------

     "Commission" means the Securities and Exchange Commission.
      ----------

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.
      ------------

     "Indemnifying Party" shall have that meaning ascribed to it in Section 6(c)
      ------------------                                            ------------
of this Agreement.

     "Indemnified Party" shall have that meaning ascribed to it in Section 6(c)
      -----------------                                            ------------
of this Agreement.

     "Inspectors" shall have that meaning ascribed to it in Section 3(d) of this
      ----------                                            ------------
Agreement.

     "Records" shall have that meaning ascribed to it in Section 3(d) of this
      -------                                            ------------
Agreement.

     "Registrable Securities" means the shares of Common Stock that may be
      ----------------------
received by Stockholder pursuant to the Purchase Agreement and held of record by Stockholder; provided, however, that any Registrable Security will cease to be a
             --------  -------
Registrable Security when such Registrable Security is no longer held of record by Stockholder, subject to Section 7(i) of this Agreement.

     "Registration Statement" shall have that meaning ascribed to it in Section
      ----------------------                                            -------
2 of this Agreement.
- -

     "Seller's Letter", a form of which is attached to this Agreement as Exhibit
      ---------------                                                    -------
A, shall have that meaning ascribed to it in Section 5(f) of this Agreement.
- -                                            ------------

     2.  REGISTRATION STATEMENT.  No later than September 30, 1996, the Company
         ----------------------
shall file a registration statement on Form S-3 or other appropriate form pursuant to Rule 415 under the Securities Act, or other similar rule that may be adopted by the Commission covering the sale by Stockholder of all of the Registrable Securities and any other shares of Common Stock or other securities of the Company that the Company, in its sole discretion, elects to include therein (however constituted, hereinafter referred to as the "Registration Statement"). The Company shall use its best efforts to have the Registration Statement declared effective by the Commission under the Securities Act promptly after such filing and to keep the Registration Statement effective for a period of one (1) year following the date on which the Registration Statement is first declared effective. The Company further agrees, if necessary, to amend or supplement the Registration Statement when required by the registration form, by the instructions applicable to Form S-3, or by the Securities Act or the rules and regulations thereunder.

         3.  REGISTRATION PROCEDURES.  The Company will as expediently as
             -----------------------
commercially possible:

             (a) Furnish to Stockholder, prior to filing the Registration Statement, no less than two (2) copies of the Registration Statement as proposed to be filed, and thereafter furnish to Stockholder such number of copies of the Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in the Registration Statement (including each preliminary prospectus) and such other documents as Stockholder may reasonably request in writing in order to facilitate the disposition of the Registrable Securities owned by Stockholder;

             (b) Use all commercially reasonable efforts to register or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions as Stockholder may reasonably request and do any and all other acts and things which may be reasonably necessary to enable Stockholder to consummate the disposition in such jurisdictions of the Registrable Securities; provided, however, that the Company will not be
                             --------  -------
     required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection; (ii) subject itself to taxation in any such jurisdiction where it is not then so subject in excess of a nominal amount; or (iii) consent to general service of process in any such jurisdiction where it is not then so subject.

             (c) Notify Stockholder holding the Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of (i) an event requiring the preparation of a supplement to such prospectus or an amendment of the Registration Statement so that such prospectus will not contain an untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and to promptly make available to Stockholder any such supplemented prospectus or amended Registration States; or (ii) any other event which may impair the ability of Stockholder to dispose of the Registrable Securities.

             (d) Make available for inspection by any Stockholder holding the Registrable Securities and any attorney, accountant or other professional retained thereby (collectively, the "Inspectors") all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable such Inspectors to exercise their due diligence responsibility with respect to the Registration Statement, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspectors in connection with the Registration Statement. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) in the judgment of counsel to the Company the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the Registration Statement; (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction (iii) information in Records is generally available to the public; or (iv) disclosure of such information is necessary in connection with any proceeding against any Inspector relating to this Agreement. Stockholder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such is made generally available to the public. Stockholder further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential. The Company may require Stockholder to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Securities as it may from time to time reasonably request and such other information regarding Stockholder as may be legally required in connection with such registration. Stockholder agrees that, upon receipt of written notice from the Company or the happening of any event of the kind described in subsection 3(c) hereof, Stockholder will
                              ---------------
     immediately discontinue the disposition of the Registrable Securities pursuant to the Registration Statement until Stockholder's receipt of the copiers of the revised prospectus contemplated by subsection 3(c) hereof,
                                                       ---------------
     and, if so directed by the Company, Stockholder will deliver to the Company all copies, other than permanent file copies then in Stockholder's possession, of the most recent prospectus covering such Common Stock at the time of receipt of such notice. If the Company shall give such notice, the Company shall extend the period during which the Registration Statement shall be required to be maintained effective by the number of days during the period from and including the date of the giving of notice pursuant to subsection 3(c) hereof to the date when the Company shall make
     ---------------
     available to Stockholder a prospectus revised to confirm with the requirements of subsection 3(c) hereof.
                     ---------------

          4.  REGISTRATION EXPENSES.  In connection with the Registration
              ---------------------
Statement, the Company shall pay the following registration expenses: (i) all registration, listing and filing fees; (ii) the fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with NASD filings and blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) the reasonable fees and disbursements of counsel for the Company and the customary fees and expenses for independent certified public accountants retained by the Company; and (v) the reasonable fees and expenses of any experts retained by the Company in connection with such registration. The Company shall not have any obligation to pay any legal fees of Stockholder, any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities or any out-of-pocket expenses of Stockholder (or Stockholder's agents who manage Stockholder's accounts).


          5.  COVENANTS OF STOCKHOLDER.  As a condition of the Company's
              ------------------------
obligation to register the Registrable Securities and any and all other obligations of the Company under this Agreement, each Stockholder hereby represents, warrants and agrees:

               (a) To furnish to the Company the information requested below such Stockholder's signature below, which shall include such Stockholder's name exactly as it appears upon the stock transfer records of the Company, and on Exhibit C hereto,
                                                            ---------
     its current street address, phone number, telecopy number, relationship to the Company, if any, and the exact number of shares of Registrable Securities beneficially owned by such Stockholder and such other information reasonably available to such Stockholder as the Company may reasonably request;

               (b) That such Stockholder shall not take, directly or indirectly, any action that is designed to or which has constituted or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Registrable Securities;

               (c) That such Stockholder will comply with Rule 10b-2 under the Exchange Act, which prohibits any person from making any payment to another person to solicit the purchase of or to purchase securities on a securities exchange other than for the account of the person who pays or is to pay such compensation;

               (d) That such Stockholder will comply with   Rule 10b-6 under the
     Exchange Act, which requires a seller of Registrable Securities and all affiliates of that seller (as "affiliate" is defined in such Rule 10b-6) to suspend all bids for or purchases of shares of Common Stock at least two
     (2) business days before and during any offers and sales of Registrable Securities by that seller and until that seller's offers and sales terminate;

               (e) That such Stockholder will comply with Rule 10b-7 under the Exchange Act, which prohibits any person from stabilizing the prices of a security to facilitate an offering of that security;

               (f) That, if such Stockholder sells Registrable Securities on the Nasdaq National Market System in an ordinary brokerage transaction, such holder will deliver to its broker (i) a copy of the letter attached as Exhibit A completed and executed by such Stockholder (the "Seller's
     ---------
     Letter"); and (ii) a copy of the letter attached as Exhibit B (the
                                                         ---------
     "Broker's Letter") and shall cause its broker to execute the Broker's

     Letter and promptly to deliver both the Seller's Letter and the Broker's Letter to the Company in accordance with the provisions of
     Section 7(b) of this Agreement, and that the Company may refuse to
     ------------
     authorize the transfer of such Registrable Securities if such letters are not delivered to the Company in form and substance satisfactory to the Company; and

               (g) That, if such Stockholder sells Registrable Securities directly to another person other than in an ordinary brokerage transaction on the Nasdaq National Market System, such Stockholder will deliver to the Company (in accordance with the provisions of Section 7(b) of this
                                                   ------------
     Agreement), a copy of the Seller's Letter completed and executed by such Stockholder, and that the Company may refuse to authorize transfer of such Registrable Securities if such letter is not delivered to the Company in form and substance satisfactory to the Company.

          6.   INDEMNIFICATION CONTRIBUTION.
               ----------------------------

               (a) Indemnification by the Company.  The Company agrees to
                   ------------------------------
     indemnify and hold harmless Stockholder, its directors and officers and each person, if any, who controls Stockholder within the meaning of either
     Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or prospectus contained therein or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omissions or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of, or are based upon, any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Company by Stockholder or on Stockholder's behalf expressly for use therein; and provided, further, that, with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, the indemnity agreement contained
                                       7
     in this subsection shall not apply to the extent that any such loss, claim, damage, liability or expense results from the fact that a current copy of the prospectus was not sent or given to the person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Registrable Securities to such person and such current copy of the prospectus would have cured the defect giving rise to such loss, claim, damage, liability or expense.

               (b) Indemnification by Stockholder.  Stockholder agrees to
                   ------------------------------
     indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of either
     Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to Stockholder, but only with respect to information furnished in writing by Stockholder or on Stockholder's behalf expressly for use in the Registration Statement or prospectus relating to the Registrable Securities, any amendment or supplement thereto or any preliminary prospectus. In case any action or proceeding shall be brought against the Company or its directors or officers, or any such controlling person, in respect of which indemnity may be sought against Stockholder, Stockholder shall have the rights and duties given to the Company, and the Company or its directors or officers or such controlling person shall have the rights and duties given to such Stockholder, by the preceding subsection hereof.

               (c) Conduct of Indemnification Proceedings.   If any action or
                   --------------------------------------
     proceeding (including any governmental investigation) shall be brought or asserted against any person entitled to indemnification under subsection
                                                                   ----------
     6(a) or 6(b) above (an "Indemnified Party") in respect of which indemnity
     ------------
     may be sought from any party who has agreed to provide such indemnification (an "Indemnifying Party"), the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all expenses. Such Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party has agreed to pay such fees and expenses; or (ii) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that there is a conflict of interest on the part of counsel employed by the Indemnifying Party to represent such Indemnified Party (in which case, if such Indemnified Party notifies the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party; it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such Indemnified Parties, which firm shall be designated in writing by such Indemnified Parties). The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

               (d) Contribution.  If the indemnification provided for in this
                   ------------
     Section 6 is unavailable to the Indemnified Parties in respect of any
     ---------
     losses, claims, damages, liabilities or judgments referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities and judgments in the following manner: as between the Company on the one hand and Stockholder on the other, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and each selling stockholder on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of Stockholder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of subsection 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

               (e) Survival.  The indemnity and contribution agreements
                   --------
     contained in this Section 6 shall remain operative and in full force and
                       ---------
     effect regardless of (i) any termination of this Agreement; (ii) any investigation made by or on behalf of any Indemnified Party or by or on behalf of the Company; and (iii) the consummation of the sale or successive resale of the Registrable Securities.

          7.   MISCELLANEOUS.
               -------------

               (a) Amendments and Waivers.  The provisions of this Agreement may
                   ----------------------
     not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given other than as initially agreed upon in writing by the Company and Stockholder.

               (b) Notices. All notices and other communications provided for
                   -------
     or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, telex, telecopier or air courier guaranteeing overnight delivery:

                     (i) If to Stockholder, to the address given by Stockholder on Exhibit C hereto.
                  ---------

                    (ii) If to the Company, initially at 30055 Comercio, Rancho
               Santa Margarita, California 92688, and thereafter at such other address as may be designated from time to time by notice given in accordance with the provisions of this Section.

               (c) Successors and Assigns.  Stockholder shall not assign any
                   ----------------------
     rights or benefits under this Agreement without the prior written consent of the Company. This Agreement shall inure to the benefit of, and be binding upon, the permitted successors and assigns of the Company and the Stockholder.

               (d) Counterparts.  This Agreement may be executed in a number of
                   ------------
     identical counterparts and it shall not be necessary for the Company and Stockholder to execute each of such counterparts, but when each has executed and delivered one or more of such counterparts, the several counterparts, when taken together, shall be deemed to constitute one and the same instrument, enforceable against each in accordance with its terms. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart executed by the party against whom enforcement of this Agreement is sought.

               (e) Headings.  The descriptive headings of the several sections
                   --------
     and paragraphs of this Agreement are inserted for convenience of reference only, do not constitute a part of this Agreement, and shall not limit or otherwise affect the meaning or interpretation of this Agreement.

               (f) Governing Law.  This Agreement shall be governed by and
                   -------------
     construed in accordance with the laws of the State of New York, without regard to principle of conflicts or choice of law.

               (g) Severability.  If any provision of this Agreement is held to
                   ------------
     be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

               (h) Entire and Controlling Agreement.  This Agreement is intended
                   --------------------------------
     by the Company and Stockholder as a final expression of their agreement and is intended to be a complete and exclusive statement of their agreement and understanding in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the Company and Stockholder with respect to such subject matter. The provisions of this Agreement shall control in any conflict with the provisions of the Purchase Agreement, with regard to the Registrable Securities.

               (i) Third Party Beneficiaries.  Other than Indemnified Parties
                   -------------------------
     not a party hereto, this Agreement is intended only for the benefit of the Company and Stockholder and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

               (j) Rule 144.  The Company covenants to the Stockholders that
                   --------
     during any period to the extent it shall be required to do so under the Exchange Act, the Company shall timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including, but not limited to, the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 adopted by the Commission under the Securities Act) and the rules and regulations adopted by the Commission thereunder, and shall take such further action as the Stockholder may reasonably request, all to the extent required from time to time during such period to enable the Stockholder to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission. Upon the request of the Stockholder, the Company shall deliver a written statement as to whether it has complied with such requirements.

(Signatures Begin on Next Page)

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 18th day of June, 1996.


                         COMPANY
                         -------

                         THE L.L. KNICKERBOCKER CO., INC.

                         By:
                            -----------------------------


                         STOCKHOLDER
                         -----------

                         MARTIN P. KRASNER AND INA OSTROW, TRUSTEES U/I DTD 2/5/85 FBO MARTIN P. KRASNER

                         By:
                            -----------------------------

                         MARTIN AND STEPHANIE KRASNER, TRUSTEES U/I DTD. JUNE 15, 1970

                         By:
                            -----------------------------

                         ESTATE OF MURRAY GLASER

                         By:
                            -----------------------------


                         --------------------------------
                         F. WILLIAM GRAHAM


                         CONSUMER VENTURE PARTNERS I, L.P.

                         By:
                            -----------------------------

                         DONALD F. SWANSON, TRUSTEE,
                         DONALD F. SWANSON REVOCABLE TRUST
                         U/A DATED DECEMBER 22, 1988

                         By:
                            ------------------------------

                            EXHIBIT A TO EXHIBIT L

                            FORM OF SELLER'S LETTER



                                 _________________________, 199__


The L.L. Knickerbocker Co., Inc.
30555 Comercio
Rancho Santa Margarita, California 92688


          Re: The L.L. Knickerbocker Co., Inc (the "Company") - Common Stock Issued in Connection With Agreement of Purchase and Sale, dated as of June 18, 1996


Ladies and Gentlemen:

     The undersigned has sold [insert number] shares ("Shares") of Common Stock
                               -------------
of the Company to                      ("Purchaser").  Terms having their
                  --------------------
initial letter capitalized but not defined in this letter have the meanings ascribed to them in the Registration Agreement dated as of June 18, 1996, between the undersigned and the Company. In order to induce you to transfer the Shares and to issue, register and countersign new certificates representing the Shares without a legend restricting the transfer thereof, the undersigned acknowledges and represents to the Company as follows:

          1. The undersigned delivered, or caused to be delivered, to Purchaser a copy of the Prospectus of the Company relating to the Shares at or before the written confirmation of the sale of the Shares to Purchaser.

          2. No written materials other than the Prospectus and confirmation were used in connection with the sale.

          3. The sale was made in compliance with all applicable state securities or blue-sky laws.

          4. The undersigned also acknowledges and represents that the undersigned has complied with all of the undersigneds'

The L.L. Knickerbocker Co., Inc.
___________,____
Page 2

covenants in the Registration Agreement, including, without limitation, the covenants regarding compliance with Rule 10b-2, Rule 10b-6 and Rule 10b-7 under the Exchange Act and the prohibitions against offering or selling the Shares before the Effective Date of the Registration Statement. The undersigned represents that the undersigned is not, and at no time has been, an affiliate of the Company.

                              INDIVIDUAL:
                              ----------


                              ---------------------------------
                                (Signature of Stockholder)


                              ---------------------------------
                               (Printed Name of Stockholder)


                              PARTNERSHIP, CORPORATION OR TRUST:
                              ---------------------------------


                              ---------------------------------
                                  (Print Name of Entity)


                              By:
                                 ------------------------------
                                   (Signature of Authorized
                                   Officer or Representative)


                              ---------------------------------
                                   (Print Name of Authorized
                                   Officer or Representative)


                              ---------------------------------
                                           (Title)

                            EXHIBIT B TO EXHIBIT L

                            FORM OF BROKER'S LETTER



The L.L. Knickerbocker Co., Inc.
30555 Comercio
Rancho Santa Margarita, California 92688


          Re: The L.L. Knickerbocker Co., Inc (the "Company") - Common Stock Issued in Connection With Agreement of Purchase and Sale, dated as of June 18, 1996

Ladies and Gentlemen:

     We have read the letter if [print name of seller] dated             ,     ,
                                 --------------------        ------------  ----
concerning the proposed sale of shares (the "Shares") of Common Stock of the Company through us and advise you that, in connection with the sale of the shares:


          1. We have sold or will sell the Shares in a brokerage transaction as agent for the named seller.

          2. The undersigned delivered, or caused to be delivered, to the purchaser of the Shares a copy of the Prospectus of the Company relating to the Shares at or before the written confirmation of the sale of the Shares to the Purchaser through the undersigned firm.

          3. No written material other than the Prospectus and confirmation were used in connection with the sale.

          4. The selling of the Shares by the undersigned as agent for the named seller does not constitute participation by the undersigned in a distribution within the meaning of the Securities and Exchange Commission's Rule 10b-6(c)(5). We understand that this determination may depend on the magnitude of the number of

The L.L. Knickerbocker Co., Inc.
_________, 19__
Page 2


shares we are asked to sell, or foreseeably will be asked to sell, and the presence of any special selling efforts or selling methods. If our participation constitutes participation in a distribution within the meaning of Rule 10b-6(c)(5), we represent and acknowledge to you that we have complied with Rule 10b-6.*

                              Sincerely,


                              ------------------------------
                                    (Print Name of Firm)


                              ------------------------------
                                 (Signature of Authorized
                                  Representative)


                              ------------------------------
                               (Print Name and Capacity of
                                Signer)


                              ------------------------------
                                    (Telephone Number)

- --------------------

    * Note: In the view of the Securities and Exchange Commission, additional compensation offered to registered representatives or a favorable research report or any recommendations by the broker are indicia of special selling efforts and may indicate the transaction constitutes a distribution for purposes of Rule 10b-6. When a broker-dealer agrees with one or more shareholders to act as their exclusive agent in connection with the sales off a shelf registration statement or similar registration statement, the broker-dealer will be subject to Rule 10b-6, and the broker-dealer will be prohibited from engaging in market making or other activities proscribed by Rule 10b-6.

                            EXHIBIT C TO EXHIBIT L

                      STOCKHOLDERS OF KRASNER GROUP, INC.

Name and addresses
- ------------------

Common Stockholders:

Martin P. Krasner & Ina Ostrow, Trustees U/I Dtd. 2/15/85 FBO Martin P. Krasner 29 Wilputte Place, New Rochelle, NY 10804

Martin P, Krasner & Stephanie Krasner, Trustees U/I Dtd. June 15, 1970 29 Wilputte Place, New Rochelle, NY 10804

Estate of Murray Glaser
c/o Joan Glaser
525 East 86 Street
New York, NY 10028

F. William Graham
3200 Coastal Highway
St. Augustine, FL 32095

Preferred Stockholders:

Consumer Venture Partners I, L.P.
3 Pickwick Plaza
Greenwich, CT 06830

Donald F. Swanson, Trustee, Donald F. Swanson Revocable Trust U/A Dated December 22, 1968
2171 Gulf Shore Blvd. No.
Naples, Florida 34102

                                  EXHIBIT M-1

                      ASSIGNMENT AND ASSUMPTION AGREEMENT
                      -----------------------------------


     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Assignment and Assumption"), dated as of the 18th day of June, 1996, from Martin P. Krasner (the "Assignor") to The L. L. Knickerbocker Co., Inc., a California corporation having an address at 30055 Comercio, Rancho Santa Margarita, California 92688 (the "Assignee").

     WHEREAS, the Assignor and IBJ Schroder Bank & Trust Company (the "Bank") entered into that certain Pledge of Investment Property, dated as of September 22, 1995 (the "Pledge Agreement"), whereby the Assignor agreed to pledge and grant to the Bank a first and prior security interest in and to all of his right, title, interest and obligations in and to a blocked account maintained with the Bank in the amount equal to $400,000, plus any interest accrued thereon after June 27, 1996 (the "Account"); and

     WHEREAS, the Assignor desires to assign to the Assignee, subject to the termination of the Pledge Agreement pursuant to the terms thereof, all of the Assignor's right, title and interest in and to the Pledge Agreement and all funds maintained in the Account and the Assignee desires to accept such assignment and to perform and discharge all obligations of Assignor under the Pledge Agreement.

     NOW, THEREFORE, for good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Subject to the termination of the Pledge Agreement pursuant to the terms thereof, the Assignor hereby assigns to the Assignee, and the Assignee hereby accepts from the Assignor, all of the Assignee's right, title, interest and obligation in, to and under the Pledge Agreement and the assignment of all funds maintained in the Account as of the date first set forth above (the "Effective Date").

     2. Without limitation of Assignor's obligations to the Bank, from and after the Effective Date, the Assignee hereby assumes and agrees to be bound by and to perform and discharge all of the terms, agreements, covenants and conditions of the Pledge Agreement which, under the terms and conditions thereof, are to be performed and discharged by the Assignor.

     3. This Assignment and Assumption shall inure to the benefit of, and shall be binding upon, the parties named herein and their respective successors and assigns.

     4. This Assignment and Assumption may be executed in any number of separate counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

     5.  This Agreement shall be governed by the laws of New York State.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Assignment and Assumption as of the date first above written.

                                               ASSIGNOR:



                                               ---------------------------------
                                               Martin P. Krasner


                                               ASSIGNEE:

                                               The L. L. Knickerbocker Co., Inc.



                                               By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

                                  EXHIBIT M-2

                      ASSIGNMENT AND ASSUMPTION AGREEMENT
                      -----------------------------------


     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Assignment and Assumption"), dated as of the 18th day of June, 1996, from Consumer Venture Partners I, L.P. (the "Assignor") to The L. L. Knickerbocker Co., Inc., a California corporation having an address at 30055 Comercio, Rancho Santa Margarita, California 92688 (the "Assignee").

     WHEREAS, the Assignor and IBJ Schroder Bank & Trust Company (the "Bank") entered into that certain Pledge of Investment Property, dated as of September 22, 1995 (the "Pledge Agreement"), whereby the Assignor agreed to pledge and grant to the Bank a first and prior security interest in and to all of its right, title, interest and obligations in and to a blocked account maintained with the Bank in the amount equal to $100,000, plus any interest accrued thereon after June 27, 1996 (the "Account"); and

     WHEREAS, the Assignor desires to assign to the Assignee, subject to the termination of the Pledge Agreement pursuant to the terms thereof, all of the Assignor's right, title and interest in and to the Pledge Agreement and all funds maintained in the Account and the Assignee desires to accept such assignment and to perform and discharge all obligations of Assignor under the Pledge Agreement.

     NOW, THEREFORE, for good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Subject to the termination of the Pledge Agreement pursuant to the terms thereof, the Assignor hereby assigns to the Assignee, and the Assignee hereby accepts from the Assignor, all of the Assignee's right, title, interest and obligation in, to and under the Pledge Agreement and the assignment of all funds maintained in the Account as of the date first set forth above (the "Effective Date").

     2. Without limitation of Assignor's obligations to the Bank, from and after the Effective Date, the Assignee hereby assumes and agrees to be bound by and to perform and discharge all of the terms, agreements, covenants and conditions of the Pledge Agreement which, under the terms and conditions thereof, are to be performed and discharged by the Assignor.

     3. This Assignment and Assumption shall inure to the benefit of, and shall be binding upon, the parties named herein and their respective successors and assigns.

     4. This Assignment and Assumption may be executed in any number of separate counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

     5.  This Agreement shall be governed by the laws of New York State.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Assignment and Assumption as of the date first above written.

                                             ASSIGNOR:

                                             Consumer Venture Partners
                                                 I, L.P.


                                             By:
                                                -------------------------------
                                                Name:


                                             ASSIGNEE:

                                             The L. L. Knickerbocker Co., Inc.


                                             By:
                                                -------------------------------
                                                Name:
                                                Title: